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                                                                   EXHIBIT 10.11

                                      LEASE

                                     BETWEEN

                             TRIPLE T BRENTWOOD LLC

                                   AS LANDLORD

                                       AND

                             PRIVATE BUSINESS, INC.

                                    AS TENANT


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                             BASIC LEASE INFORMATION

LEASE DATE:

LANDLORD:           Triple T Brentwood LLC
                    a Delaware limited liability company

ADDRESS OF
LANDLORD
FOR NOTICES
(SECTION 27):       Triple T Brentwood LLC
                    c/o The Travelers Insurance Company
                    215 Lennon Lane, Suite 201
                    Walnut Creek, California  94598
                    Attention:  Guy R. McComb,
                                Vice President

                              and

                    The Travelers Insurance Company
                    One Tower Square
                    Hartford, Connecticut 06183-2030
                    Attention:  Travelers Investment Group, 9PB
                                Regional Counsel

                             and

                    Loeb & Loeb LLP
                    1000 Wilshire Boulevard, Suite 1800
                    Los Angeles, California  90017
                    Attention:  Susan V. Noonoo, Esq.

TENANT:             Private Business, Inc.,
                    a Tennessee corporation

ADDRESS OF TENANT
  FOR NOTICES
  (SECTION 27):



TYPE/NATURE OF TENANT'S BUSINESS:  General Business

PERMITTED USE OF PREMISES (SECTION 5):  General office use

PREMISES (SECTION 1): Approximately 54,643 rentable square feet consisting of the entire 4th floor and 3rd floors as shown on Exhibit "A"

PARKING RIGHTS (SECTION 1): 4.96 surface parking spaces per 1,000 usable square feet in the area designated on Exhibit "B"

LEASE TERM (SECTION 2):  10 years


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BASE RENT (SECTION 3):  Years 1 through 4:     $18.85 per rentable square foot
                        Years 5 through 8:     $19.85 per rentable square foot
                        Years 9 and 10:        $20.85 per rentable square foot



PREPAID RENT (SECTION 3): N/A


SECURITY DEPOSIT (SECTION 3):  $1,000,000


TENANT'S PROPORTIONATE SHARE OF INCREASES IN DIRECT COSTS (SECTION 4): rentable area of Premises divided by rentable area of Building: 52.13%


LANDLORD'S BROKER (SECTION 35):  The Trammell Crow Company


TENANT'S BROKER (SECTION 35): The Trammell Crow Company


GUARANTOR (SECTION 38.19):  N/A


RENTABLE AREA OF BUILDING:  104,825 rentable square feet


ADDITIONAL PROVISIONS: See Addendum attached hereto and hereby made a part hereof


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                                      LEASE

         THIS LEASE ("Lease") is entered into as of the date specified in the Basic Lease Information (as defined in Section 1 below) between Triple T Brentwood LLC, a Delaware limited liability company ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"), upon the following terms and conditions:


         1.       PREMISES; COMMON AREAS; PARKING; BASIC LEASE INFORMATION.

                  1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the "Premises") described in the Basic Lease Information and designated in Exhibit "A" attached hereto and hereby made a part hereof. The Premises are or shall be situated in a four (4) story office building (the "Building") located at Overlook Park, Brentwood, Tennessee. The real property upon which the Building is located consists of (a) approximately
8.06 acres, more or less, designated as Lots 13, 10-C, 10E and 10-F on the Preliminary and Final Plat Resubdivision of Lots 10-A, 10-B and 10-D on the Final Plat of the Resubdivision of Lots 1, 3, 6, 7, 9 and 10 of Overlook Park, as of record in Plat Book 23, page 98, Register's Office for Williamson County, Tennessee (the "Official Records") and (b) that certain adjacent tract of land consisting of approximately 11,000 square feet, more or less, and being shown on the tax rolls for Williamson County, Tennessee as Map 11-F, Group "A,", Parcel A, (collectively, the "Property"). The Property, together with the Building and all related improvements, facilities and appurtenances, shall hereinafter be collectively referred to as the "Project." The terms and conditions of this Lease shall include, without limitation, the Basic Lease Information; provided, however, as to any inconsistence between the terms of this Lease and the terms of the Basic Lease Information, the terms of this Lease shall control.

         As used in the Basic Lease Information and elsewhere in this Lease, the term "rentable square feet" and similar variations thereof shall have the meaning set forth below:

                  1.1.1 In the case of a single tenancy floor, all floor areas measured from the predominate feature of the Building (i.e., the inside surface of the outer glass or finished column walls of the Building) to the inside surface of the opposite wall excluding only the areas within the outside walls used for elevator, mechanical rooms, Building stairs, elevators shafts, flues, vents and other vertical ducts, plus an allocation of the square footage of the Building's Common Areas as defined in Section 1.2 below.

                  1.1.2 In the case of a multi-tenant floor, all floor areas measured from the predominate feature of the Building (i.e., the inside surface of the outer glass or finished column walls of the tenant occupied portion of the floor) measured to the mid point of the walls separating the areas leased by or held for lease to other tenants or from floor areas devoted to corridors, elevator foyers, rest room mechanical rooms, vending areas or other similar facilities for the use of all tenants on a particular floor, but including a proportionate part of the foregoing floor specific common areas located on such floor, plus an allocation of the square footage of the Common Areas as defined in Section 1.2 below.

                  1.1.3 The rentable square footage in the Premises calculated on the basis of the foregoing definitions is estimated to be 54,643 as shown on the Basic Lease Information. Landlord and Tenant agree that the actual rentable square footage shall be determined by Landlord's architect on the basis of the final Plans and Specifications for the Premises as constructed. If the actual rentable square footage in the Premises differs from the estimated rentable square footage as set forth above, then the rentable square footage in the Premises shall be changed to conform to the actual rentable square footage in the Premises. Upon Substantial Completion (as defined in Section 2.1 below), Landlord and Tenant both agree to execute a certificate evidencing the exact number of rentable square feet contained in the Premises when such figure is accurate determinable.

                  1.1.4 In the event the estimated rentable square footage is changed to conform to actual square footage in accordance with the foregoing paragraph, Base Rent, as defined in Section 3, shall be adjusted to reflect the actual rentable square feet in the Premises and all such determinations shall be governed by BOMA standards to the extent inconsistent with the


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preceding requirements and the allocation of square footage for common areas for both single tenant floors and multi-tenant floors, as applicable from time to time, all in accordance with BOMA's standards.

                  Each reference in this Lease to any of the Basic Lease Information shall be construed to incorporate, in addition to the Basic Lease Information, the terms and conditions set forth in the particular Lease section in which such reference is made.

                  1.2 The term "common areas" as used in this Lease shall mean all areas and facilities around the Premises and within the exterior boundaries of the Property which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Project and their respective employees, invitees or other visitors. Common areas include, without limitation, the lobby area, walkways, parking facilities, landscaped areas, sidewalks, driveways, service quarters, hallways, restrooms (if not part of the Premises), stairways, elevators (except elevators which may be reserved for the exclusive use of one or more other tenants), walls, fire stairs, telephone and electric closets, aisles, truck docks, plazas, service areas, lobbies and all other common and service areas of the Property and Building or any other area of the Project intended for such use. Floors wholly occupied by Tenant shall not have any facilities which would be used in common with other tenants, except for fire stairs, shafts and similar installations. Tenant, its employees and invitees shall have the nonexclusive right to use the common areas along with others entitled to use same, subject to Landlord's rights and duties as hereinafter set forth and subject to the other provisions of this Lease. Without Tenant's consent and without liability to Tenant, and provided that Landlord uses reasonable efforts to minimize the duration and extent of any resultant interference with Tenant's use of and access to the Premises, Landlord may do the following:

                  1.2.1 Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

                  1.2.2 Close off any of the common areas to whatever extent required in the reasonable opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas; provided, however, that any such closure of the common areas shall not materially adversely effect Tenant's use of the Premises;

                  1.2.3 Close any of the common areas for maintenance, alteration or improvement purposes areas; provided, however, that any such closure of the common areas shall not materially adversely effect Tenant's use of the Premises;

                  1.2.4 Select, appoint and/or contract with any person for the purpose of operating and maintaining the common areas; and

                  1.2.5 Change the size, use, shape or nature of any of the common areas.

                  1.3 Tenant shall have the right, so long as this Lease remains in full force and effect, and subject to applicable rules and regulations, to use the parking spaces designated on Exhibit "B" in the surface parking lot which forms a part of the Project (the "Parking Lot"), upon such terms and conditions as may be specified in the Basic Lease Information. Landlord and Tenant acknowledge and agree that Exhibit "B" provides for a minimum of 271 surface parking lot spaces which shall be available to the Tenant at all times during the initial term of this Lease without charge. Such minimum number of parking spaces shall be based upon the ratio of parking spaces per thousand rentable square feet specified in the Basic Lease Information and subject to increase if and when the Tenant occupies additional rentable square feet in the Premises (said number of parking spaces as adjusted from time to time herein the "Minimum Parking Spaces"). No other tenant of the Building shall be afforded a more generous parking to rentable square footage ratio than Tenant.

                  Tenant acknowledges and agrees that its rights to such Minimum Parking Spaces, as adjusted from time to time, shall not be exclusive but shall be shared in common with other tenants in the Building and their respective invitees, visitors , customers and the general public. Except for designation of a mutually acceptable number of spaces as being reserved for visitors, there shall not be any spaces specifically reserved for Landlord's exclusive use or for the


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exclusive use of any other tenant of the Building.

                  To insure that Tenant's access to the Minimum Parking Spaces remains available under all circumstances, Landlord acknowledges and agrees that Landlord may be required, either by Tenant or by other tenants of the building, to institute a cost-efficient procedure to control access to the Parking Lot (e.g., gates or other means of ingress and egress control); provided, however that Landlord shall not be required to install such access control system until Substantial Completion of the Premises has occurred. The reasonable cost and expenses of installing and maintaining such access control system, if installed, shall be included as a part of Direct Costs of operating the Building. Unless and until an access control system is installed, Landlord shall not be permitted to charge Tenant or its invitees, visitors or customers for use and access to the Minimum Parking Spaces or any excess spaces as may ultimately be or become available after construction of the Building. After installation of an access control system, Landlord may charge for spaces used by Tenant in excess of the Minimum Parking Spaces, provided that revenue from such charges shall be used to defray costs of the access control system thereby reducing Direct Costs and provided further that such charges shall be borne equably by all tenants in the Building.

                  If and to the extent necessary to satisfy Landlord's obligations under this Section 1.3, Landlord shall have the right to rearrange, relocate or to close temporarily parking spaces and improvements in the Parking Lot for thepurpose of maintaining, restoring, repairing, altering and improving the same, as Landlord in Landlord's reasonable discretion may determine. If Landlord closes all or any portion of the Parking Lot or relocates Tenant's parking spaces, Landlord will use its best efforts to provide Tenant with alternative parking arrangements not less convenient than the arrangements Tenant previously enjoyed.


         2. TERM AND POSSESSION. 2.1 The term of this Lease shall commence on the date (the "Commencement Date") which is the earlier of (a) the date on which Landlord achieves Substantial Completion or (b) March 31, 2000, provided that Landlord has achieved Substantial Completion, or would have achieved Substantial Completion but for Tenant Delay or Force Majeure. In no event shall the Commencement Date be prior to February 1, 2000 nor later than March 31, 2000, subject, however, to delays caused by Force Majeure (as hereinafter defined) and Tenant Delay (as hereinafter defined).

                  For purposes of the preceding provisions, the Premises shall be substantially completed and "Substantial Completion" shall have occurred on the last to occur of the following: (1) the Landlord's obtaining a temporary or permanent Certificate Of Use And Occupancy (or equivalent) permitting the full use and occupancy of the Premises by Tenant as contemplated by Section 5, (2) building fire alarms, fire sprinklers, smoke detectors, exit lights, life safety equipment and other building code requirements having been installed and being operational, (3) the mechanical, electrical and plumbing services serving the Premises having been installed and in good working order and access to the Premises is available, (4) the Tenant Improvements (as hereinafter defined) being substantially completed as evidence by a written certification by the architect designing such improvements subject, however, to Punch List items (as hereinafter defined), so as to enable Tenant to move in and install its furniture, fixtures, equipment and machinery, and (5) the Parking Lot being accessible and useable by Tenant as set forth in Section 1.3 above. If and to the extent compliance with the conditions set forth above would have occurred earlier but for Tenant Delay, then compliance with such conditions shall be deemed to have occurred on the day on which it would have occurred but for such Tenant Delay (i.e., Substantial Completion would be accelerated on a day-for-day basis for each day of Tenant Delay).

                  For the purposes of the foregoing, the term "Tenant Delay" shall mean any delay in achieving Substantial Completion as a direct result of the following: (1) Tenant's failure to furnish any required information, documents or approvals within specified time periods in accordance with the Work Agreement to the extent such failure causes delay, (2) any change orders including any change in the construction documents relative to Tenant Improvements to the extent such change orders cause delay, or (3) any delay caused by interference or hindrance by the Tenant's employees or the agents with the contractor's prosecuting of the Tenant


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Improvements to the extent such interference or hindrance causes delay.

                  For purposes of the foregoing, the term "Force Majeure" shall be deemed to refer to strikes, lockouts, labor controversies, fuel shortages, accidents,acts of God, and/or the elements or any other causes beyond the reasonable control of Landlord, so long as Landlord has taken reasonable steps to minimize the effect of such Force Majeure.

                  In the event the Commencement Date has not occurred by March 31, 2000; subject, however, to delays occasioned by Force Majeure and Tenant Delay, then Landlord shall reimburse Tenant for all of direct cost, loss, and expense incurred by Tenant due to such delay as may result from payments of holdover rent in excess of the applicable base rent. Tenant shall provide to Landlord an itemized accounting of all such costs and expenses claimed by Tenant against Landlord, together with such supporting documentation as Landlord may reasonably require to verify such items. Landlord shall reimburse Tenant for all such costs and expenses within fifteen (15) business days of receipt of such accounting. Notwithstanding the foregoing and in addition to such remedy, the Tenant shall have the absolute right, without any further liability or obligation to Landlord, by written notice to terminate this Lease in the event the Commencement Date has not occurred by July 1, 2000, subject, however, to the effects of Force Majeure and Tenant Delay.

                  The term of the Lease shall continue for the balance of the month in which the Commencement Date occurs (if the Commencement Date occurs on other than the first day of any calendar month) and thereafter for the number of whole years and months specified in the Basic Lease Information, unless sooner terminated pursuant to any provision hereof. The parties hereto shall execute a written statement in the form of Exhibit "C" attached hereto and made a part hereof setting forth the Commencement Date and the date of expiration of this Lease promptly after same have been ascertained, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement. If permission is given to Tenant, in Landlord's sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease (other than payment of Base Rent or other rental) which could be reasonably and logically construed as applying thereto.

                  2.2 Subject to Landlord's completion of the base building improvements described in Exhibit "D" attached hereto (together with the floor plans and Building elevations included in Exhibit "D", the "Base Building Improvements") and the tenant improvements described in the Work Agreement (as hereinafter defined) so that the Project has reached Substantial Completion, subject to any remaining Punch List items (as hereinafter defined), Tenant shall accept the Premises in its "as-is condition".

         3.       BASE RENT; SECURITY DEPOSIT.

                  3.1 Tenant shall pay to Landlord as base rent ("Base Rent") for the Premises, without prior notice or demand, throughout the term of this Lease, the amount(s) so specified in the Basic Lease Information applicable to the period(s) specified therein, in advance, in equal monthly installments, on or before the first day of each and every calendar month during the term hereof. Base Rent and any other rent due under this Lease for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly amount due, based upon a thirty (30) day month. Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, except as may otherwise be expressly set forth in this Lease, at Landlord's address as specified in the Basic Lease Information or to such other firm or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when received by Landlord, or its designee, at Landlord's address, or at such other address as Landlord shall have designated.

                  3.2 Within five (5) business days of the Commencement Date, Tenant shall pay to Landlord a security deposit in the amount specified in the Basic Lease Information for the faithful performance of all terms, covenants and conditions of this Lease. The security deposit shall be in the form of cash or a letter of credit in the face amount of $1,000,000, which letter of


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credit shall be in form and substance and issued by a financial institution satisfactory to Landlord. Provided that no material default specified in Section 19 then exists under this Lease, commencing on the first anniversary of the Commencement Date and continuing annually on each anniversary date thereafter throughout the term of this Lease, Tenant's security deposit shall be reduced in equal proportions over the remaining initial ten (10) year term of the Lease until such deposit has been released in full. The amount of each such reduction shall be paid to Tenant by Landlord within five (5) business days of each anniversary if a security deposit is cash. If Tenant's security deposit is in the form of a letter of credit, upon Tenant's delivery to Landlord of replacement letters of credit (in form and substance, and issued by a financial institution satisfactory to Landlord, in the applicable reduced amounts, Landlord within five (5) business days of each anniversary shall surrender to Tenant the letter of credit then being held by Landlord. Notwithstanding the foregoing, if Tenant's stock is sold to the public pursuant to an "IPO", commencing on the anniversary of the Commencement Date immediately following the date of Tenant's IPO and provided that Tenant is not then in material default hereunder, the remaining balance of Tenant's security deposit shall be proportionately reduced in equal proportions over a five (5) year term until such deposit has been fully released.

                  Landlord's retention of Tenant's security deposit is not intended as a penalty but as a full and complete liquidated damages to compensate Landlord for any and all damages suffered by reason of Tenant's failure to take occupancy of the Premises pursuant the provisions of this Lease.

                  Landlord shall keep the security deposit in an escrow account, and Tenant shall be entitled to interest or other earnings on such security deposit. Such interest bearing account shall be opened jointly by Landlord and Tenant, subject, however, to the provisions of an escrow agreement acceptable to Landlord and Tenant. The escrow agreement shall permit Tenant to direct the investment of such funds and shall provide that all interest or other earnings (net of any fees and charges payable with respect to the escrow account) shall automatically be paid out to Tenant not less frequently than quarterly, unless there is an uncured default under this Lease.

         4.       ADDITIONAL RENT.

                  4.1 If, in any calendar year after the initial lease year of this Lease, the Direct Costs (as hereinafter defined) shall exceed the sum of $5.50 per net rentable square feet of the Building (the "Base Direct
Costs"), Tenant shall pay as additional rent ("Additional Rent") the Tenant's Proportionate Share of such excess, in addition to and at the time provided for payment of Base Rent. For purposes of the preceding provisions, the term "Tenant's Proportionate Share" shall mean 52.13%. In the event the amount of space leased by Tenant or the amount of space contained in the Building shall increase or decrease subsequent to the date of this Lease, Tenant's Proportionate Share shall be appropriately adjusted. Such percentage at the time of execution of this Lease is calculated by dividing the Tenant's estimated rentable area by the total estimated rentable area in the Building. Tenant's Proportionate Share shall always and at any particular time be the percentage derived form dividing Tenant's rentable square footage by the total rentable square footage contained in the Building at such time.

                  4.2 From and after May 1, 2001, for each year during the term of this Lease, Landlord may furnish to Tenant a written statement or statements showing in reasonable detail Landlord's estimated Direct Costs for the immediately succeeding calendar year, the amount, if any, of the excess of such estimated Direct Costs over the Base Direct Costs, and the amount of any Additional Rent estimated to be payable by Tenant, appropriately prorated on a monthly basis. Thereafter, the monthly Additional Rent payment becoming due hereunder shall be in the amount set forth in such estimated additional rent statement from Landlord. Landlord's failure to deliver, nor the late delivery of, such statement or statements more than six (6) months after the end of a calendar year shall not constitute a default by Landlord hereunder but shall constitute a waiver of Landlord's right to any estimated or actual Additional Rent (excluding, however, those items of Additional Rent that are being disputed in good faith and the outcome is not known at the expiration of such six (6) month period).

                  4.3 If Landlord has furnished to Tenant the statement or statements referred to in Section 4.2 above, within one hundred twenty (120) days following the close of each calendar year, Landlord shall furnish to Tenant a written statement of reconciliation (the "Reconciliation")


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showing in reasonable detail Landlord's actual Direct Costs for the relevant calendar year, together with a statement of any adjustments necessary to reconcile any sums paid (or credited) hereunder as estimated Additional Rent during such calendar year with those sums actually payable and due hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within ten (10) days after receipt of the Reconciliation. If the Reconciliation shows that a credit is due Tenant, such sum shall be refunded to Tenant within ten (10) days after Tenant's receipt of the Reconciliation. In the event this Lease has expired or been terminated prior to the end of a calendar year, the obligation to reconcile shall survive such expiration or termination. Within one hundred twenty (120) days following the expiration or termination of this Lease, Landlord shall furnish to Tenant the Reconciliation, and if such Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within ten (10) days after receipt of the Reconciliation. Landlord's failure to deliver the Reconciliation to Tenant as provided herein shall not constitute a default by Landlord hereunder but shall operate as a waiver of Landlord's right to collect all Additional Rent and other sums due hereunder for the year in question. Where only a portion of a calendar year falls within the term hereof, Landlord shall calculate estimated (or actual, as the case may be) Additional Rent based upon a reasonable proration of estimated (or actual) Direct Costs for such calendar year.

                  4.4 Landlord may divide the statements referred to above into separate statements for Tax Costs (as hereinafter defined) and Operating Costs (as hereinafter defined). Additionally, Landlord may estimate and measure Tax Costs or Operating Costs, or both, on a fiscal year instead of a calendar year basis, and in such event any and all references in this Section 4 to calendar year shall be deemed to refer to such fiscal year.


                  4.5 Notwithstanding anything to the contrary contained herein, under no circumstances shall the provisions of this Section 4 cause Base Rent to be reduced. Any reference to Landlord's "actual" Direct Costs in this Section 4 shall be deemed to include an allowance for any adjustment to reflect the level of occupancy of the Building to the extent provided for below, if at all.

                  4.5.1 Tenant shall have the right during normal business hours to audit, either by itself or with a person or firm selected by Tenant, the records of Landlord relating to the calculation of Direct Costs; provided, however, that Tenant's audit rights shall be limited to once per year during the term of the Lease and any such audit shall not cover more than the immediately preceding three (3) calendar years. Any such firm involved in the audit shall be a nationally recognized accounting firm experienced in conducting audits of expense pass-throughs for similar commercial buildings. If such audit reveals errors or other discrepancies in the excess of fifteen percent (15%) in the Landlord's determination of Direct Costs in any particular year, then Landlord shall pay for the costs of such audit; otherwise, the cost of such audit shall be paid entirely by Tenant. If such audit is conducted, Tenant shall only be responsible for the portion of such Direct Costs as is verified by such audit, and Landlord, within five (5) business days of Tenant's demand therefor, shall refund to Tenant any excess Direct Costs which may have been previously paid by Tenant to Landlord

                  4.6 "Tax Costs" shall mean the sum of the following: any and all real property taxes, assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, costs of improvement bonds, penalties (to the extent such penalties are not imposed as a result of Landlord's negligence), and any and all other taxes (other than income, franchise and estate taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) including, but not limited to, walkways, the Parking Lot, common areas, landscaped areas, fountains and art works or any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 28 below) and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. If the assessed valuation or


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Tax Costs of the Building for any calendar year during the term of this Lease shall not be based upon a completed building at least ninety-five percent (95%) occupied, then the Tax Costs during such year or years shall be adjusted to reflect the taxes which would have been payable for such year or years if the Building had been completed and was ninety-five percent (95%) occupied during such year or years. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year.

                  4.7 "Operating Costs" shall mean the sum of the following: any and all costs, expenses and disbursements paid or incurred by Landlord in connection with the management, operation, security, maintenance and repair of, and janitorial services for, the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for employees; management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord manages the Project itself, in either event not to exceed four percent (4%) together with the rental value of space occupied as the Project management office; charges for utilities and services (including any taxes thereon); the cost of insurance; the cost of cleaning and building supplies and materials; any amounts payable under any and all reciprocal easement agreements, covenants, conditions and restrictions (as same may be supplemented or amended from time to time) or other instrument pertaining tot he sharing of costs by the Building; a reasonable allowance for depreciation (or amortization) with respect to machinery and equipment; and costs relating to the financing of capital investment items (which, if internally financed, shall include interest at an annual rate reasonably determined by Landlord). If, during any calendar year, the Building is less than ninety-five percent (95%) occupied, the Operating Costs shall be adjusted to reflect the Operating Costs of the Building as though ninety-five percent (95%) occupied.


                  4.7.1 Notwithstanding the foregoing, for purposes of this Lease operating costs shall not, however, include:

                           (a) costs, including marketing costs, legal fees,
space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

                           (b) costs for which the Landlord is reimbursed by any
tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

                           (c) any bad debt loss, rent loss, or reserves for bad
debts or rent loss;

                           (d) all items and services for which Tenant or any
other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; and

                           (e) costs arising from the gross negligence or
willful misconduct of Landlord or its agents, employees, vendors, contracts, or providers of materials or services.

                           (f) Costs incurred by Landlord or its affiliates due
to a violation or violations by Landlord or by any tenants of the terms and conditions of any leased space in the Building (excluding, however, any costs incurred by Landlord or its affiliates in connection with the installation of any parking access control program);

                           (g) Overhead or profit increment paid to the Landlord
for any service in the Building to the extent such causes the costs of such services to exceed the costs to the Landlord if provided by third parties on a competitive bid basis;

                           (h) Compensation paid to clerks, attendants or any
commercial concessions operated by Landlord or its employees or any compensation payable to persons above the grade of on-site property manager; and

                           (i) Costs of a capital nature (excluding costs
associated with the installation of any parking access control system) and including, without limitation, capital improvements, capital repairs, capital equipment, except where such improvements are expected to reduce operating costs net of any associated amortization of the cost of such improvements.

                  4.8 "Direct Costs" shall mean both Tax Costs and Operating Costs, whether determined separately or jointly.

         5.       RESTRICTIONS ON USE.

                  Tenant shall use and occupy the Premises only as specified in the Basic Lease Information. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises, nor shall Tenant cause or permit any Hazardous Materials (as hereinafter defined) to be brought to the Premises or used, handled, stored, released or disposed of in, under or about the Premises, the Building or the Project except for ordinary and general office supplies typically used in the ordinary course of business within office buildings (some or all of which may constitute "Hazardous Materials" as defined in this Lease). Tenant shall not conduct business or other activity in or about the Premises of such a nature as to place an unreasonable or excessive burden upon the common areas. Tenant shall not commit or suffer the commission of any waste in or about the Premises. As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde and other chloroflurocarbons.

         6.       COMPLIANCE WITH LAWS.

                  Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

         7.       CONSTRUCTION OF BUILDING; IMPROVEMENTS AND ALTERATIONS.

                  7.1 Construction of Building. Landlord, at its sole cost and expense, shall construct the Building and related improvements on the Property, which shall include an office building of approximately 104,825 net rentable square feet, all in accordance with the Base Building Improvements which shall be reviewed and approved by Tenant. The Base Building Improvements may be modified and supplemented as hereinafter provided.

                  Landlord covenants and agrees that the Building will be constructed with all new, good quality material in a good and workmanlike manner, in accordance with good construction practices, and in accordance with the approved Base Building Improvements (as the same may be modified or supplemented as hereinafter provided) and all applicable codes, ordinances and laws, including, without limitation, the requirements of the Americans With Disabilities Act, the zoning ordinances and building code of the city, county or other political subdivision having jurisdiction in which the Property is located, and any building or architectural restrictions contained in any restrictions to which the Property is subject. Landlord shall obtain all approvals, permits and other governmental consents necessary or required to construct the

Building in the manner herein provided and Landlord shall pay the cost thereof (excluding any City of Brentwood impact fees which were assigned and transferred to Landlord in connection with Landlord's acquisition of the Property).

                  Landlord represents, warrants and covenants that construction of the Building will commence as soon as practicable, but in all events within thirty (30) days after Landlord acquires title to the Property. Landlord shall diligently prosecute the same to completion in a timely manner so that the Commencement Date of this Lease shall occur as set forth in Section 2 above.

                  All final decisions on plans and other design and engineering decisions relating to construction of the Building shall be made by Landlord, except that any material change in the scope of work depicted in the Base Building Improvements and any material substitution of materials or methods of construction from those described in the Base Building Improvements shall require the prior written approval of Tenant. Such approval shall not be unreasonably withheld or delayed, provided that such change or substitution (1) is not inconsistent with the intent of the Base Building Improvements and does not result in the substitution of inferior materials or methods of construction,
(2) does not materially delay or extend the Commencement Date (subject to Force Majeure or Tenant Delay), (3) does not increase the financial commitment or obligations or risk of legal liability on the part of Tenant under this Lease, and (4) does not materially adversely affect Tenant's business operations to be conducted from the Building. Upon notice to Landlord, Tenant shall, at all reasonable times, have the right to inspect the progress and performance of the construction of the Building to determine compliance with the Base Building Improvements.

                  In construction of the Building, Landlord shall assure and does hereby represent, warrant, covenant and agree that the Building shall be constructed and equipped by Landlord, at its sole cost and expense (and not as a part of the Tenant Improvement Allowance set forth in Section 7.2 below), so that it shall include all of the Base Building Improvements. If and to the extent Landlord fails to deliver the Building with all Base Building Improvements in place and Tenant is required to bear such expense out of its Tenant Improvement Allowance, such Tenant Improvement Allowance shall be deemed increased dollar for dollar by Landlord to such extent, and Landlord shall reimburse Tenant such amounts within five (5) business days of Tenant' demand therefor.

                  7.2 Initial improvements to the Premises shall be governed by the provisions of Exhibit "E" attached hereto and hereby made a part hereof ("Work Agreement") and the other provisions of this Lease not in conflict therewith. Landlord shall make a contribution to Tenant of $21.00 per rentable square feet of the Premises (the "Tenant Improvement Allowance") to defray a portion of the tenant improvement costs for the Premises and the costs actually incurred by Tenant for telecommunications, architectural and engineering services, permit fees and related infrastructure costs, all as more fully set forth in the Work Agreement. In no event shall any portion of the Tenant Improvement Allowance be used to pay the cost of Tenant's personal property. If and to the extent Landlord fails to deliver the Building with all Base Building Improvements in place and Tenant is required to bear such expense out of the Tenant Improvement Allowance, such allowance shall be increased dollar-for-dollar by Landlord to such extent.

                  7.3 Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions or improvements in, on or to the Premises or the Project or any part thereof, except for interior, nonstructural alterations to the Premises not exceeding Five Dollars ($5.00) per net rentable square feet in cumulative costs throughout the term hereof. Notwithstanding any contrary provision herein, Tenant shall not, in any event, make any alterations, additions or improvements which affect structural portions of the Building or Building systems or which are visible from the exterior of the Premises or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors. Any alterations, additions or improvements desired by Tenant shall be made at Tenant's sole cost and expense in compliance with Section 9 below and in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord. Any contractor selected by Tenant to make same must be bondable and licensed and be approved in advance by Landlord and must provide insurance coverage acceptable to Landlord. At Landlord's option, any alterations, additions or improvements desired by Tenant shall be made by Landlord (or its contractors) for Tenant's account, and Tenant shall pay the cost thereof to Landlord prior to Landlord's contracting for such work; provided, however, that the bid obtained by Landlord shall not exceed the lowest bona fide bid, from a contractor reasonably satisfactory to Landlord, theretofore obtained by Tenant and communicated to Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of "as built" plans and specifications therefor, and, within ten (10) days after such completion, Tenant shall cause an appropriate notice of completion to be recorded in the Official Records. Tenant shall cause all such alterations, additions or improvements to be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord's approval of Tenant's plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws.

         8.       REPAIRS AND MAINTENANCE.

                  8.1 By taking possession of the Premises, Tenant shall accept the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair, subject to punch list items to be installed, completed or repaired by Landlord within mutually agreeable time frames ("Punch List") as contained in an itemized listing which must be submitted, if at all, by Tenant to Landlord within thirty
(30) of the Commencement Date. Notwithstanding the foregoing, concerning Tenant's acceptance and any other waivers contained elsewhere in this Lease, Tenant shall not be deemed to have waived claims or rights against Landlord for any latent defects in the Building or the Premises which, by their nature, are not reasonably discoverable within such thirty (30) day period. As to such defects, Tenant shall have thirty (30) days from the date of actual discovery to notify Landlord in writing of claims for latent defects, and Landlord shall thereafter take such steps as may be reasonably necessary to resolve such issues. Subject to the provisions of Section 22 below, Tenant shall, at all times during the term hereof and, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in Section 22 below or in the Work Agreement, and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant, except as may be expressly set forth in this Lease.

                  8.2      Subject to the provisions of Section 8.1. above and
Section 22 below, Landlord shall maintain the common areas, the foundation and structural portions of the Building, and the Building systems providing the services and utilities to be furnished by Landlord pursuant to Section 13.1. below, in reasonably good order and condition and repair.

                  8.3 Landlord shall be responsible for compliance of the Project (excluding the interior of the Premises) with the Americans With Disabilities Act and any similar state or other federal laws (collectively, the "ADA Laws") in effect on the Commencement Date of the Lease; provided, however, Landlord shall be responsible for any emergency exit signs located within the Premises and for the bathrooms within the Premises. Landlord shall be responsible for the Project's compliance with any modifications, revisions or changes in such laws which are effective after the Commencement Date provided that the necessity for complying with such laws is a result of a "Compliance Triggering Event" (as hereinafter defined). For the purposes hereof, a "Compliance Triggering Event" shall mean any of the following (a) receipt by Landlord, Tenant or any tenant of a notice from any governments agency or authority (federal, state or local) requiring that the Project of any portion thereof comply with the ADA Laws, (b) the making, filing or threatening to make or file a claim of action arising, in whole or in part, out of alleged non-compliance of the Project, or any portion thereof, with the ADA Laws, (c) the non-compliance of the Project or any portion thereof with the ADA Laws causing a default under any loan secured by the Project, or (d) any actions of Landlord, Tenant or any tenant with respect to the Property that cause any of the foregoing to occur.

         9.       LIENS.

                  Tenant shall keep the Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, unless Tenant is contesting such lien in good faith by appropriate proceedings and so long as Landlord's interest in the Building is not jeopardized or Landlord's financing threatened. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right, but not obligation, to cause same to be released by such means as it shall deem proper including, but not limited to, payment (from the security deposit referred to in Section 3.2. above or otherwise) of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined in Section 29 below). Landlord may require, at Landlord's sole option, that Tenant cause to be provided to Landlord, at Tenant's sole cost and expense, a performance and labor and materials payment bond reasonably acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any work on the Premises.

         10.      ASSIGNING AND SUBLETTING.

                  10.1 Tenant shall not assign, sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises, nor shall Tenant permit any transferee to further assign, sublease or otherwise transfer any such interest, without Landlord's prior written consent, which shall not be unreasonably withheld. For purposes of this Article, the term "transfer" shall include, without limitation, entering into any license or concession agreement or otherwise permitting any third party other than Tenant and Tenant's employees, contractors, invitees and guests to occupy or use the Premises or any portion thereof. In determining whether to grant such consent, Landlord may consider various factors including, without limitation, the following: (a) business criteria relating to the proposed transferee's background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee's financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, and (d) the nature of the proposed use and business of the proposed transferee and its effect on the tenant mix of the Building. Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord's determination that (i) the proposed transferee is at least as financially and morally responsible as Tenant then is, or was upon the execution hereof, whichever is greater, and (ii) the proposed transferee shall use the Premises in compliance with Section 6 above. Notwithstanding any provision in this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises (x) with a prospective tenant which is negotiating directly with Landlord to lease space in the Building or (y) which would result in (A) detraction from the first-class character or image of the Building or diminution in the value thereof (B) the Premises being occupied by more than three (3) tenants per floor, or (C) a breach by Landlord of any then existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. Tenant shall submit the following information with a written request for Landlord's consent to any assignment, sublease or other transfer: (1) all transfer and related documents, (2) financial statements, (3) business, credit and personal references and history, and (4) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein. Any transaction which does not comply with the provisions of this Section shall be voidable at the option of Landlord and shall constitute a breach of and default under this Lease by Tenant.

                  10.2 Notwithstanding any provision in this Lease to the contrary, if Tenant desires, at any time to assign, sublease or otherwise transfer the entirety of its interest herein or in the Premises to any party other than an affiliate for the balance of the initial Lease term or if Tenant desires to assign, sublease or otherwise transfer any interest herein or in the Premises to any party (other than an affiliate) for the balance of the initial term of this Lease or any extension term, it shall first notify Landlord of its desire to do so and shall designate in such notice the space and time period involved. Landlord shall have sixty (60) days in which to elect, at its option, to terminate this Lease as to said space, for said time period, in which event said space shall be excluded from the term "Premises" during said time period and Base Rent, Additional Rent, Tenant's parking rights, and any other provisions hereof based on the size of the Premises shall be equitably reduced to reflect such exclusion. If Landlord does not, within such sixty (60) day period, deliver to Tenant notice of its election to so recapture such space, Tenant may proceed to assign, sublease or otherwise transfer in accordance with the terms designated in Tenant's notice, subject to the other provisions of this Lease including, without limitation, Landlord's reasonable consent thereto pursuant to the foregoing.

                  10.2.1 If Landlord elects to exercise its election to recapture (as set forth in Section 10.2 above) and Landlord such recaptured space, Landlord shall pay to Tenant, promptly following Landlord's receipt thereof, an amount equal to fifty percent (50%) of the amount, if any, by which all rental and other payments (whether paid in installments, as lump sums or otherwise) received by Landlord with respect to the space in question received by Landlord exceed the aggregate of the Base Rent, Additional Rent and other amounts payable pursuant to this Lease for the subject period with respect to such space after deducting commissions and other out-of-pocket costs paid by Landlord in connection with the transaction, and any tenant improvements costs, free rent and any other concessions granted to the new lessee.

                  10.2.2 If Landlord elects to exercise its election to recapture (as set forth in Section 10.2 above) and Landlord leases such recaptured space, the term of such lease shall not extend beyond the then remaining balance of the initial term of this Lease. If, upon the expiration or earlier termination of a lease of such recaptured space, Landlord receives a bona fide offer, in writing, to re-lease all or any portion of such recaptured space, Tenant shall have a right of first refusal to re-lease such recaptured space on the same terms and conditions upon which such third party has offered to re-lease such recaptured space. Within five (5) business days after Landlord has provided such written notification to Tenant of the terms and conditions on which such third party has offered to re-lease such recaptured space together with a true, complete and accurate copy of such offer to re-lease as executed by such third party. Tenant shall notify Landlord, in writing, of Tenant's election to re-lease such recaptured space on the same terms and conditions as such third party is willing to re-lease such recaptured space or, alternatively, of Tenant's election not to re-lease such recaptured space. Tenant's failure to deliver its written election notice to Landlord within the time period specified above shall be deemed to be Tenant's election not to re-lease such recaptured space.

                  10.3 With respect to any assignment, sublease or other transfer of any interest herein or in the Premises, Tenant shall, notwithstanding any contrary provision herein, pay to Landlord, promptly following Tenant's receipt thereof, fifty percent (50%) of the amount by which all rental and other payments (whether paid in installments, as lump sums, or otherwise) relating to the space in question received by Tenant exceed the aggregate of the Base Rent, Additional Rent and other amounts payable pursuant to this Lease for the subject period with respect to such space (with the rental and other amounts payable by Tenant for the Premises allocated on the basis of rentable area) after deducting reasonable commissions and other reasonable out-of-pocket costs paid by Tenant in connection with the transaction in question, any fee paid to Landlord pursuant to Section 10.4 tenant improvement costs, free rent and any other concessions granted to the transferee. The provisions of this Section 10.3 shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer. Tenant shall not artificially structure any sublease, assignment or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred.

                  10.4 Tenant shall pay to Landlord a fee of $500 plus Landlord's costs and expenses (including, but not limited to, reasonable attorneys', accountants', architects', engineers' and consultants' fees) incurred in connection with the processing and documentation of any requested assignment, sublease or other transfer.

                  10.5 No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant's being released from any of its obligations hereunder. Landlord's consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord's consent to any other or subsequent transfer or as modifying or limiting Landlord's rights hereunder in any way. Upon any assignment hereof, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed hereunder. Landlord's acceptance of rent directly from any assignee, subtenant or other transferee shall not be construed as Landlord's consent thereto nor Landlord's agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord's enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any assignment, sublease or other transfer shall not be effective unless the guarantor also consents to such transaction.

                  10.6 Except in connection with Tenant's initial public offering of its equity ("Tenant's IPO"), if Tenant is a corporation, an unincorporated association or a partnership, any cumulative transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership greater than fifty percent (50%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than twenty-fifty percent (50%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof.

         11.      WAIVER; INDEMNITY.

                  11.1 Notwithstanding any contrary provision in this Lease, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property or any other loss (including, but not limited to, loss of income) in or about the Premises, the Building or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or any other portion of the Premises, the Building or the Project, or by gas, fire, oil or electricity, or by any interruption of utilities or services, or by any tenant, occupant or other person, or by any other cause whatsoever in, on or about the Premises, the Building or the Project. Notwithstanding any contrary provision in this Lease, Landlord and its agents shall in no event be liable for consequential damages hereunder.

                  11.2 Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord, its partners, officers, agents, servants, employees and invitees (collectively, the "Landlord Parties") and hold the Landlord Parties harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising from Tenant's use or enjoyment of the Project, from the conduct of Tenant's business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant. If any action or proceeding is brought against any Landlord Party by reason of any such matter, Tenant shall, upon Landlord's request, defend same at Tenant's expense by counsel satisfactory to Landlord, in its sole and absolute discretion. The provisions of this Section
11.2. shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

         12.      INSURANCE.

                  12.1 From and after the date of delivery of possession of the Premises from Landlord to Tenant and throughout the term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

                  12.1.1 Tenant shall carry and maintain a policy of commercial general liability insurance with a combined single limit of Two Million Dollars ($2,000,000) per occurrence in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as additional insured). Such policy shall specifically include, without limitation, personal injury, broad form property damage, liquor liability (if alcoholic beverages shall be sold or served, with a license being required therefor, in or on the Premises), and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements in Section 11 above. Such policy shall contain cross-liability endorsements and shall provide coverage on an occurrence basis. The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord.

                  12.1.2 Tenant shall carry and maintain a policy or policies of property insurance in the name of Tenant covering Tenant's leasehold improvements and any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement, and providing protection against loss of income and extra expense. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive any proceeds from such insurance allocable to Tenant's leasehold improvements.

                  12.1.3 Tenant shall carry and maintain a policy or policies of workers' compensation and employers' liability insurance in compliance with all applicable laws.


                  12.1.4 All of the policies required to be obtained by Tenant pursuant to the provisions of this Section 12.1. shall be issued by companies licensed to do business in Tennessee, and shall be in form and content, acceptable to Landlord. All policies must be issued by insurers with a policy holder rating of "A" or better and a financial rating of "X" in the most recent version of Best's Key Rating Guide. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord's approval. Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be altered or cancelled until after thirty (30) days' written notice to Landlord (by any means described in Section 27 below) and to any other additional insureds thereunder. Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor. Tenant may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with, any other insurance available to Landlord. Such policies shall provide that the interests of Landlord and any other additional insureds designated by Landlord shall not be invalidated due to any breach or violation of any warranties, representations or declarations contained in such policies or the applications therefor. If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefor pursuant hereto, Landlord may, without limiting Landlord in the exercise of any other right or remedy, obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

                  12.2 During the term of this Lease, Landlord shall keep and maintain property insurance for the Project in such amounts, and with such coverages, and Landlord may keep and maintain such other insurance (including, but not limited to, earthquake insurance), as is customary for similar buildings in the greater Nashville Metropolitan area or as any lienholder may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 12.1.2. above or covering flood or earthquake.

                  12.3 Each party hereto hereby waives any and all rights to recover against the other party, or against the officers, employees or principals thereof, for loss or damage arising from any peril to the extent insured against under any property or workers' compensation insurance policy carried by such waiving party. The foregoing waiver shall be effective only to the extent permitted under each such insurance policy, and, to the extent reasonably available, each such policy shall be endorsed to reflect the foregoing.

                  12.4 Tenant shall pay any increases in insurance premiums relating to property in the

Project to the extent that any such increase is specified by the insurance carrier as being caused by Tenant's acts or omissions or use or occupancy of the Premises.

         13.      SERVICES AND UTILITIES.

                  13.1 Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises water and electricity, and heating, ventilation and air conditioning, required in Landlord's judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall be 7:00 A.M. to 7:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other holidays as may be determined by Landlord from time to time (collectively, the "Holidays") and, provided that the Premises are used exclusively as offices and are kept reasonably in order by Tenant, janitorial services during the times and in the manner that such services are customarily furnished in comparable office buildings in the market area of the Project but not less than the services shown on Exhibit "H". If Landlord elects to provide additional or after-hours heating, ventilation, air conditioning or any of the other utilities or services referred to above at Tenant's request, Tenant shall pay to Landlord an amount equal to Landlord's actual costs per hour (plus an allocable charge for depreciation of equipment) or such other reasonable charge therefor as determined by Landlord from time to time. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilation and air conditioning system. If any heat-generating machine, excess lighting or equipment in the Premises affects the temperature otherwise maintained by the air conditioning system, Landlord may install (or at Tenant's request shall install) supplementary air conditioning units in the Premises, and the cost thereof (including, but not limited to, the cost of installation, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord.

                  13.2 Notwithstanding the last sentence of Section 13.1. above, Tenant shall not, without the prior written consent of Landlord, use in the Premises any apparatus, device, machine or equipment using excess lighting, electricity or water; nor shall Tenant connect any apparatus or device to sources of electrical current or water except through existing electrical outlets or water pipes in the Premises. If Tenant shall require excess electricity, or water or any other resource in excess of that customarily supplied for use of similar premises as general office space, Tenant shall first request the consent of Landlord and obtain, at Tenant's sole cost and expense, any additional consent required from governmental authorities. In the event that Landlord gives its consent and any such additional consent is obtained, Landlord may cause a separate metering device to be installed in the Premises so as to measure the amount of the resource consumed within the Premises. The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith. For purposes of the foregoing, excess electricity shall be deemed to consist of any amount in excess of 3 watts at 120/208 volts per usable square foot on an annualized basis for lighting and 1.5 watts at 277/480 volts per usable square foot on an annualized basis for purposes other than lighting.

                  13.3 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services, (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project, or
(iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing the consumption of energy or other resources; if Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

                  13.4 Any sums payable under this Section 13 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

         14.      TENANT'S CERTIFICATE.

                  Within ten (10) days after delivery of the Premises to Tenant and thereafter within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the "Certificate") substantially in the form attached hereto as Exhibit "F" and hereby made a part hereof, together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to request that Tenant agree to amend or otherwise supplement the Certificate to include such other information and provisions as may reasonably be requested by any existing or prospective lender or by any prospective purchaser. Any failure by Tenant to so execute and deliver the Certificate shall, at Landlords election, constitute a certification by Tenant that the statements included in the Certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

         15.      HOLDING OVER.

                  If Tenant, with Landlord's written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the term hereof, such holding over shall be deemed to constitute a tenancy from month to month only, upon such terms and conditions hereof as could be reasonably and logically construed as applying thereto; provided, however, that during such holding over, Base Rent shall be one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such expiration or termination, and any and all options and rights of first refusal or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month by giving to Tenant at least seven (7) days' written notice thereof at any time. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord's consent to such holding over.

         16.      SUBORDINATION; REQUIREMENTS OF LENDERS.

                  16.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting all or any portion of the Project, provided that such ground lease, underlying lease, mortgage or deed of trust is approved by the mortgagor under a first mortgage or the beneficiary under a first deed of trust, as the case may be, encumbering the Building and provided further that the Tenant is granted usual and customary non-disturbance rights which are acceptable to Tenant, in its reasonable discretion. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. So long as Tenant is not in default under this Lease, Tenant's possession of the Premises and all of Tenant's rights under this Lease shall not be disturbed or altered as a result of such termination, foreclosure or deed in lieu of foreclosure. Tenant covenants and agrees to execute and deliver, upon demand by Landlord or any lienholder or successor in interest, any additional documents evidencing the priority or subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed or trust subject always to Tenant's obtaining such usual and customary non-disturbance rights which are acceptable to Tenant, in its reasonable discretion.

                  16.2 If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights hereunder.

         17.      RULES AND REGULATIONS.

                  Tenant shall observe and comply with the rules and regulations set forth in Exhibit "G" attached hereto and hereby made a part hereof and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord. In the event of any conflict between said rules and regulations and the other provisions hereof, the latter shall control.

         18.      ACCESS BY LANDLORD.

                  Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee or tenant, to post notices of nonresponsibility, and to make any alteration, improvement or repair to the Premises or any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Except in the case of Landlord's negligence or willful misconduct, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. With the Tenant's consent not to be unreasonably withheld, conditioned or delayed, Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided that such changes do not unreasonably interfere with the suitability of the Premises for Tenant's use as provided in Section 5 above.

         19.      DEFAULT BY TENANT.

                  The occurrence of any of the following shall constitute a breach of, and default under, this Lease by Tenant:

                  19.1 Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Additional Rent) when and as same becomes payable in accordance with the provisions of this Lease, and the continuation of such failure for a period of ten (10) days.

                  19.2 Failure by Tenant in the due, prompt and complete performance or observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease, and the continuation of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time but, in no event, more than one hundred twenty (120) days after such notice.

                  19.3 Tenant's vacating, abandoning or failing to accept tender of possession of the

Premises or any significant portion thereof.

                  19.4 Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

                  19.5 The insolvency of Tenant; the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors' rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant's assets or of Tenant's interest under this Lease, where such seizure is not discharged within sixty (60) days. The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease, if any, shall also constitute a default hereunder.

                  19.6 The attachment, execution or other judicial seizure of a substantial portion of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

                  19.7 Tenant's failure to cause to be released any mechanics' liens filed against the Premises or the Project as required in the Lease.

                  19.8 Tenant's failure to observe or perform according to the provisions of Section 14 and Section 16 hereof within two (2) business days after notice from Landlord.

         20.      REMEDIES OF LANDLORD.

                  20.1 In the event of Tenant's breach of or default under this Lease as provided in Section 19 above, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.

                  20.2     If Landlord terminates this Lease as provided in
Section 20.1. above, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law including, but not limited to:

                  20.2.1 The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof; plus

                  20.2.2 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  20.2.3 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  20.2.4 Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, specifically including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.

                  For purposes of this Section, the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 20.2.1. and 20.2.2. shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the "worth at the time of award" of the amount referred to in Section 20.2.3. shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of the award plus one percent (1%).


                  20.3 Nothing in this Section 20 shall prevent Landlord, in the event of Tenant's breach or default under this Lease as provided in
Section 19 above, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, maintain Tenant's right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

                  20.4 Nothing in this Section 20, and no termination pursuant to any other provision of this Lease, shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease under the indemnification clause or clauses contained in this Lease.

                  20.5 If Tenant abandons or vacates the Premises, Landlord, at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, will also have the right to re-enter the Premises such re-entry shall not be deemed to constitute Landlord's election to accept surrender of the Premises or to relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with tenant in which Landlord expressly agrees to (a) accept a surrender of the Premises and (b) relieve Tenant of liability under this Lease. The deliver of keys to Landlord or any employee or agent of Landlord shall not constitute the termination of the Lease or the surrender of the Premises. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                  20.6     The terms "rent" and "rental", as used in this
Section 20 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

                  20.7 All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under Tennessee law.

                  20.8 Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rent and income arising from any sublease heretofore or hereafter made, and Landlord may collect such rent and income (or appoint a receiver to collect such rent and income) and apply same toward Tenant's obligations under this Lease; provided, however, that until Tenant shall be in default hereunder, Tenant may receive, collect and enjoy the rent and income accruing under such sublease.

                  20.9 To the extent permitted by law, Tenant hereby waives all provisions of, or protection under, any decisions, statutes, rules, regulations or other laws of the State of Tennessee to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

                  20.10 If at any time during the term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right, but not the obligation, to do the same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days of Tenant's receipt of written notice, and unless so paid shall be added to the next monthly rental payment coming due hereunder.

         21.      DEFAULT BY LANDLORD; LIMITATION OF LIABILITY.

                  21.1 Landlord shall not be deemed to be in default hereunder unless obligations required of Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor or other lienholder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord (or such shorter time if any provided elsewhere in this Lease) and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any of such other parties commences such cure within such period and thereafter diligently prosecutes such cure to completion within a reasonable time but, in no event, more than one hundred twenty (120) days after such notice.


                  21.2 If Landlord is in default hereunder, which default is not cured during any applicable cure periods, Tenant shall have all such rights and remedies as may be afforded in this Lease or otherwise provided at law or in equity, including, but not limited to, the right to terminate this Lease as set forth in Section 2.1 for failure to deliver the Premises on a timely basis. If Tenant obtains a judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project or out of any proceeds receivable by the Landlord from the sale or other disposition of all or any portion of Landlord's right, title and interest in the Project. Neither Landlord nor any of the partners comprising Landlord shall be personally liable for any deficiency or otherwise.


         22.      DAMAGE AND DESTRUCTION.

                  22.1 If the Premises or the Project is damaged by an insured casualty, occurring more than six (6) months prior to the expiration of the term hereof, Landlord shall forthwith repair same, or cause same to be repaired, to the extent that insurance proceeds are made available to Landlord therefor and provided that such repairs can, in Landlord's reasonable opinion, be made within ninety (90) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. Tenant hereby acknowledges that Landlord's right to proceeds under the property insurance policies described in Section 12.2. above shall be subject to the rights of any mortgagees, trust deed holders or other secured parties having an interest in the Building. If Landlord is not so required to repair such damage, Landlord shall have the option within thirty (30) days from the date of such damage either to (i) notify Tenant of Landlord's election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord's election to immediately terminate this Lease, in which event this Lease shall be so terminated. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord.


                  22.2 If Landlord repairs damage to the Premises pursuant to the provisions of Section 22.1. above, Base Rent and Additional Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant (and therefore not used thereby) bears to the rentable area of the Premises; a material portion of the Premises is so rendered unusable for more than fifteen (15) consecutive business days after notice thereof by Tenant to Landlord. Except for such rental abatement, Tenant shall have no claim against Landlord with respect to any such damage or repairs.

         23.      EMINENT DOMAIN.

                  If the entire Premises, or so much thereof (but not less than 25% of the rentable area of the Premises) as to render the balance thereof not reasonably usable for the conduct of

Tenant's business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. If any substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim against Landlord for any part of any sum so paid, whether or not attributable to the value of the unexpired term of this Lease. If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (a) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the rentable area of the portion of the Premises so taken, appropriated or conveyed bears to the rentable area of the entire Premises, and (b) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration. Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive a separate award (not reducing Landlord's award) as compensation for loss of the use or occupancy of the Premises during the term of this Lease.


         24.      SALE BY LANDLORD.

                  If Landlord sells or transfers all or any portion of the Project, including the Premises, Landlord shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect to any such liability provided that such release shall be effective only if and to the extent that Landlord has fully paid and discharged any and all liabilities and obligations owing by Landlord to Tenant prior to such transfer, excluding, however, any of such liabilities and obligations which are the subject of good faith contests or disputes. Landlord shall remain fully liable for all such obligations until such are paid in full subject, in all cases, to Landlord's right to dispute, in good faith, any of such obligations. Landlord may transfer or credit any security deposit or prepaid rent to Landlord's successor in interest, and upon such transfer or credit Landlord shall be discharged from any further liability therefor.


         25.      SURRENDER OF PREMISES.

                  Tenant shall, upon the expiration or sooner termination of the term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good and first class order, condition and repair, ordinary wear and tear excepted, clean and free of debris. Tenant shall, upon the expiration or sooner termination of the term hereof, and at Tenant's sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant. Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property. Tenant shall, upon the expiration or sooner termination of the term hereof, deliver to Landlord all keys to all doors in, upon and about the Premises including, but not limited to, all keys to any vault or safe to remain on the Premises.

         26.      QUIET ENJOYMENT.

                  So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet and peaceful enjoyment and possession of the Premises and the common areas during the term of this Lease, subject to the terms and conditions of this Lease.

         27.      NOTICES.

                  Any notice, demand or other communication given under the provisions of this Lease by either party hereto to the other party hereto shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (such as Fed Ex) for next-day delivery, to be confirmed in writing by such courier, addressed as set forth in the Basic Lease Information. In the event that a different address is furnished by either party hereto to the other party hereto in writing, notices, demands and other communications shall thereafter be sent or delivered to the new address. Notices, demands and other communications given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent, unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs.

         28.      TAXES PAYABLE BY TENANT.

                  Unless properly contested by Tenant in good faith, Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively, "taxes") that are levied and assessed against Tenant's trade fixtures and other personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant's personal property or leasehold improvements, as determined by Landlord, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

         29.      INTEREST AND LATE CHARGES.

                  Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the lesser of (a) the prime rate per annum as announced by Citibank, N.A. on the date on which the subject payment becomes delinquent plus two (2) percentage points, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

         30.      SUCCESSORS AND ASSIGNS.

                  Subject to the provisions of Sections 10 and 24 above, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         31.      ATTORNEYS' FEES.

                  In any litigation or other action arising herefrom between any of the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein. The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

         32.      LIGHT AND AIR.

                  Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.


         33.      SIGNS AND IDENTITY.

                  INTENTIONALLY DELETED

         34.      WAIVER.

                  If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant or condition contained herein. Furthermore, the acceptance of any payments due from one party to the other shall not constitute a waiver of any preceding breach by such party of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular amount so accepted, regardless of knowledge of such preceding breach at the time such payment was accepted. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of such party to insist thereafter upon strict performance. Waiver by either party of any term, covenant or condition contained in this Lease may only be made by a written document signed by such party.

         35.      BROKERS.

                  Landlord has entered into an agreement with the real estate broker specified as Landlord's broker in the Basic Lease Information ("Landlord's Broker") pursuant to which Landlord has granted to Landlord's Broker the exclusive right to lease space in the Building. Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and Tenant's broker ("Tenant's Broker"), if any, specified in the Basic Lease Information. Any commissions or fees payable to Tenant's Broker with respect to this Lease shall be paid exclusively by Landlord's Broker and/or Tenant. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all damages, liabilities, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

         36.      AUTHORITY.

                  If Tenant is a corporation, trust or partnership, Tenant represents and warrants that the party executing this instrument is duly authorized to so execute and deliver this Lease. If Tenant is a corporation, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If Tenant is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant's state of incorporation, and (b) qualification to do business in Tennessee.

         37.      MISCELLANEOUS.

                  37.1 Landlord shall make available to Tenant, without charge, six (6) keys to the Premises. Tenant shall pay for any additional keys made available by Landlord.

                  37.2 Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. No act or omission of Landlord or any representative thereof shall be deemed to constitute acceptance of any surrender, and no surrender shall be deemed to have occurred, unless in a writing executed by Landlord and approved in writing by the mortgagee under any first mortgage or the beneficiary under any first deed of trust, as the case may be, encumbering the Building.

                  37.3 A memorandum hereof, including Tenant's rights of first offer with respect to certain leased premises within the Building and Tenant's right of first refusal to purchase the Project, shall be recorded.

                  37.4 Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

                  37.5 None of Landlord's rights or remedies hereunder shall be deemed to be exclusive, but shall, wherever possible, be cumulative with all other rights and remedies hereunder and at law and in equity.

                  37.6 Except as otherwise provided herein, whenever in this Lease a consent is to be granted by either Landlord or Tenant, such provisions shall be deemed to include language to the effect that such consent shall not be unreasonably withheld, delayed or conditioned by the party required to grant or deny such consent. If consent is to be withheld, the party withholding such consent shall, upon request, provide a written statement specifying the reasons for withholding such consent and identifying alternative circumstances, if any, under which such consent might be obtained.

                  37.7 This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

                  37.8 Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

                  37.9 Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

                  37.10 The term "Premises" shall be deemed to include (unless, based on the context, such meaning would be clearly unintended) the space demised and improvements now or at any time hereafter comprising or built in such space.

                  37.11 The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations.

                  37.12 The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

                  37.13 In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

                  37.14 Time is of the essence of this Lease and all of its provisions.

                  37.15 This Lease shall in all respects be governed by the laws of the State of Tennessee. In any action or proceeding arising herefrom, Tenant hereby consents to the jurisdiction of any competent court within the State of Tennessee and to service of process by any means authorized by Tennessee law.

                  37.16 This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease.

                  37.17 This Lease may not be modified except by a written document executed by the parties hereto.

                  37.18 Neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective or other tenants of the Building, or profitability.

                  37.19 If any guarantee of this Lease is required by Landlord, such guarantee shall be in form and content acceptable to Landlord.

                  37.20 The words "person" and "persons" as used herein shall include individuals, firms, partnerships, associations and corporations.


                  37.21 The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any Section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to "days" or "months" herein shall refer to calendar days or months, respectively, unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to "the term hereof" or "the term of this Lease" shall refer to the term of this Lease as the same may be extended pursuant to any extension options(s) contained herein. The terms "herein", "hereunder" and "hereof" as used in this Lease shall mean "in this Lease", "under this Lease" and "of this Lease", respectively, except as otherwise specifically set forth in this Lease.

                  37.22 Any and all exhibits and addenda referred to in this Lease are incorporated herein by reference as though fully set forth herein.

                  37.23 Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the finished ceilings of the Premises and the slab of the floor of the Building thereabove have not been demised hereby. Except as reasonably necessary for the installation, maintenance, repair or replacement of certain of the Tenant's personal property including but not limited to wiring, conduits, electrical or electronic equipment, computer hardware, servers, cables, or other equipment and facilities used or useable in Tenant's business, the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises, is hereby excepted and reserved unto Landlord. To accommodate Tenant's rights relative to such areas, Landlord grants to Tenant a non-exclusive license to access such areas from time to time as necessary for the foregoing purposes provided that Tenant shall be responsible for any damage caused by such access and shall not alter any Building systems in such areas without Landlord's consent.

                  37.24 Tenant and Landlord hereby warrants and represents that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which either is bound, and each agrees to indemnify the other against any loss, cost, damage or liability including, without limitation, reasonable attorneys' fees arising out of such breach of this warranty and representation.

                  37.25 Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein or as determined by a court of law.

                  37.26 Tenant covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

                  37.27 Landlord and Tenant each acknowledge that it has retained counsel to represent it with respect to this Lease; Landlord and Tenant have each read and understand this Lease; Landlord and Tenant have each been advised by its counsel with respect to its rights and obligations under this Agreement; and the principal of construction against draftsmen shall have no application in the interpretation of this Lease.

                  37.28 Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof may adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, except as required by law or reasonably necessary in connection with Tenant's business including by way of illustration and not limitation in connection with Tenant's IPO. Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or the Project or any real estate agent (other than the broker(s) identified in the Basic Lease Information), either directly or indirectly, without the prior written consent of Landlord; provided further, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and to its attorneys and accountants on a "need-to-know" basis, provided all of the same are instructed as to the confidentiality hereof."

                  37.29 The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.


               "LANDLORD"                            "TENANT"

TRIPLE T BRENTWOOD LLC                      PRIVATE BUSINESS, INC.,
a Delaware limited liability company        a Tennessee corporation

By:  Travelers Casualty and Surety          By
     Company, a Connecticut                   ---------------------------------
     corporation                            Its
                                               --------------------------------

     By:
        ----------------------------------

     Its:
         ---------------------------------

                  THIS LEASE HAS BEEN PREPARED FOR TENANT'S REVIEW AND FOR TENANT'S SUBMISSION TO ITS LEGAL AND/OR TAX CONSULTANT. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD OR BROKER, OR THE AGENTS OR EMPLOYEES OF EITHER, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING HERETO.

                                    ADDENDUM

                  This Addendum is attached to and made a part of that certain Lease ("Lease") dated __________________, between Triple T Brentwood LLC, as Landlord, and Private Business Partners, Inc., as Tenant, relating to premises located at Overlook Park, Brentwood, Tennessee. This Addendum shall supplement and amend the Lease, and the provisions set forth below shall supersede any inconsistent provisions set forth in the Lease. To the extent possible, the provisions set forth below have been numbered to coincide with the numbered sections of the Lease to which they relate. Except as may otherwise be specifically provided below, any terms used below which are defined in the Lease shall have their respective meanings set forth in the Lease.

         38. Extension Option.

                  (a) Tenant shall have the right to extend the term of this Lease for two five (5) year extensions of the term of this Lease upon prior written notice ("Tenant's Election") to Landlord given not sooner than twelve
(12) months prior to the expiration of the then existing term of this Lease; provided, however, that at the time Tenant gives Tenant's Election Notice to Landlord and for the remainder of the then existing term of this Lease there is no material of default by Tenant under this Lease. During such extension period, the provisions of this Lease, as it may be amended in writing prior to the date of the commencement of such extension period, shall continue in effect, except that Tenant shall occupy the Premises in their then "AS-IS" condition and there shall be no abatement of rent, nor shall there be credit or allowance given to Tenant for improvements to the Premises. The Base Rent will be an amount equal to ninety-five percent (95%) of the Fair Market Value Rate if no commission is payable to any person (other than Landlord's Broker) and one hundred percent (100%) thereof if any commission is payable to any person (other than Landlord's Broker) as a result of Tenant's exercise of such options; provided, however, in no event shall the Base Rent for such extension period be less than the Base Rent due for the last month of the initial term of the Lease. It is understood and agreed that Tenant's delivery of Tenant's Election Notice shall bind Tenant to such extension subject to the agreement of the parties with respect to rent.

                  "Fair Market Value Rate" shall mean the annual amount per rentable square foot then being charged during the term of any new leases for delivery on or about the applicable delivery or effective date for comparable non-sublease, non-encumbered (i.e., not affected by any options to expand, contract or extend or rights of first refusal or rights of first offer), non-equity space and comparable office buildings in the general vicinity in Brentwood, Tennessee which buildings have been similarly improved ("Qualified Buildings"), taking into consideration annual rental, rates per rentable square foot, the type of escalation and clauses (including but without limitation operating expense, real estate tax, CPI or other adjustments), the floor level on which the Leased Premises are located, tenant improvements or allowances therefore provided by Landlord or to be provided for such comparable space, parking arrangements, rental abatement or other concessions, if any, the length of the relevant term, the extent of services to be provided to the leased premises, the date as to which the term is to become effective, and any other relevant terms and conditions.

         39. Right of Offer - First Floor and Second Floor.

                  Tenant's rights described in this Section 39 are subject to Travelers _________ ("Travelers") right of first offer to lease (and re-lease, as the case may be) any space in the Building upon receipt of written notice from Landlord describing the premises then available and the terms and conditions upon which Landlord is offering to lease (or re-lease, as the case may be) such premises, all in accordance with that certain Lease dated as of _____________, 1999 between Landlord and Travelers. If Landlord elects to lease any then unleased portion of the first and second floors of the Building, Landlord shall notify Tenant, in writing, of such space and the terms and conditions on which Landlord is willing to lease such space, which terms and conditions shall be comparable to the terms and conditions Landlord proposes to offer to prospective third party tenants. Landlord shall not rent such space to any third party on terms less favorable than the terms and conditions offered to Tenant. Within ten (10) business days after Tenant's receipt of Landlord's offer to lease, Tenant shall notify Landlord, in writing, of Tenant's desire to lease or not to lease the subject space. If Tenant notifies Landlord that Tenant does not wish to lease such space or if Tenant does not deliver a written notification to Landlord within the time period specified, Tenant's rights hereunder shall terminate until the space again becomes available and Landlord shall have the right to lease such space to any person; provided, however, that if Landlord subsequently determines to offer such space to a third party or parties on terms which are materially more favorable than the terms previously offered to Tenant, then the foregoing right of first offer shall once again be applicable, and the Landlord shall not lease such space to a third party until Landlord has resubmitted Landlord's offer to lease to Tenant. For purposes of the preceding sentence, the phrase "materially more favorable than the terms previously offered to Tenant, then the foregoing right of first offer shall once again be applicable, and the Landlord shall not lease space to a third party until Landlord has resubmitted Landlord's offer to lease to Tenant. For purposes of the preceding sentence, the phrase "materially more favorable" shall be deemed to be mean terms which reflect a Fair Market Value Rate which is lower by more than ten percent (10%) than the rate previously specified to Tenant or any other material favorable change of condition.. If a third party (i.e., not a Landlord Affiliate (as defined in Section 42 hereof)) leases any of the first and second floors of the Building, such lease shall include, among other things, the right of Landlord to relocate such tenant to other suitable space in the Building from and after the date on which all rights of first refusal, first option, expansion and extension of the tenant under the Travelers Lease have expired. Tenant shall pay the costs of any such relocation if such relocation is necessary to accommodate Tenant's exercise of its rights in this Section 41.

         40. Right of First Refusal to Purchase.

                  If Landlord receives a bona fide offer in writing to purchase the Property from a third party which is not a "Landlord Affiliate" (as hereinafter defined), Tenant shall have a right of first refusal to purchase the Property on the same terms and conditions upon which a third party purchaser has offered to purchase the Property. Within five (5) business days after Landlord has provided written notification to Tenant of the terms and conditions on which such third party purchaser has offered to purchase the Property together with a true, complete and accurate copy of such offer as executed by the proposed purchaser, Tenant shall notify Landlord, in writing, of Tenant's election not to purchase the Property or, alternatively, to purchase the Property on the same terms and conditions as such third party purchaser is willing to purchase the Property. Tenant's failure to deliver its written election notice to Landlord within the time period specified above shall be deemed to be Tenant's election not to purchase the Property. If Tenant elects to purchase the Property, the closing on Tenant's acquisition shall occur on the later of the date specified in such offer or sixty (60) days after Landlord's receipt of Tenant's written election to purchase.

                  For the purposes hereof, the term "Landlord Affiliate" shall mean any entity which is a wholly-owned subsidiary, either directly or indirectly through one or more wholly-owned subsidiaries, of Citigroup, Inc.

                                  EXHIBIT "A"

                                    PREMISES

                                  EXHIBIT "B"

                        TENANT'S DESIGNATED PARKING AREA

                                  EXHIBIT "C"

                       FORM OF LEASE COMMENCEMENT LETTER

Private Business, Inc.
9010 Overlook Drive
Brentwood, Tennessee 37027
Attention:  Fred Read

                  Re:      Suite #
                                  ---------

                           ------------------------
                           (the "Premises")

Gentlemen:

                  Reference is made to that certain Lease dated as of ___________, ___ (the "Lease") between Triple T Brentwood LLC, as Landlord, and Private Business, Inc., as Tenant, for the Premises. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

                  The Commencement Date of the Lease is _____________, ____.

                  Please countersign the enclosed copy of this letter indicating your acknowledgement of and agreement with the foregoing.


                                 TRIPLE T BRENTWOOD, LLC


                                 By:   Travelers Property and Casualty
                                       Company, a Connecticut corporation

                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------


ACKNOWLEDGED AND AGREED TO THIS
_____ DAY OF ____________, ____

PRIVATE BUSINESS, INC.



By:
   ---------------------------

Its:
    --------------------------

                                   EXHIBIT D

                           BASE BUILDING IMPROVEMENTS

The Base Building Improvements and systems described below shall be furnished by Landlord at Landlord's sole cost and expense. The term "Base Building Improvements" is defined as the condition of the Premises after installation of shell construction, but prior to commencement of construction and/or installation of the Tenant Improvements. The Base Building Improvements include:

1.       Compliance with all applicable codes and governing authorities.

2. All site walkways will be concrete. All drives and parking areas will be asphalt paving with extruded concrete curbs. The entry plaza is highlighted with landscape planters and lighting.

3. Site lighting levels will average two foot candles for all parking areas and one foot candle at perimeter of parking area and building. The finish of all site lighting fixtures shall match the aluminum storefront color.

4. Two lighted monument signs will be located at each entrance drive as permitted pursuant to the applicable city codes for Brentwood, Tennessee. Individual cast letter signage will identify the building address.

5. Native, select trees, shrubs, planting areas and grass will be used to enhance project aesthetics. All planting areas will be irrigated with an automatically controlled irrigation system.

6. A separate loading area accessible to a service elevator will be available. This loading area will also be accessible to a common area mail room located on the first floor.

7. The building structure is designed for a floor live load of 100 psf reducible at the core area between stair #2 and the passenger elevators and 80 psf reducible between core area and perimeter walls. The open floor space between the core area columns and perimeter wall columns will have a clear span. The building frame will consist of reinforced concrete foundations and columns with post-tensioned concrete floors and roof. The main lobby entrance consists of an all glass wall system with glass doors and custom hardware to match building window system. The roof will consist of a single ply, fully adhered EPDM roof membrane over rigid insulation. The structure will provide positive slope to internal roof drains. A concrete floor will be installed with a smooth trowel finish (in compliance with specifications of the American Concrete Institute) ready to accept the installation of glued down carpet. All floor covering within the Tenant's Premises will be at Tenant's cost. The floor will be poured level and finished in accordance with industry standards.

8. The building shell will consist of brick veneer (similar to the existing PBI building adjacent to the site, subject to availability and cost constraints) over fully insulated metal stud wall system and one inch, insulated glass set in aluminum frames (window glass and frame to be similar in color with existing PBI building adjacent to site). (Landlord shall use its reasonable efforts, subject to availability and cost constraints, to implement Tenant's desire that the brick veneer and the color of the window glass and frame of the Building be as similar as possible to the PBI building adjacent to the site.) All exterior wall framing and insulation is by Landlord. All drywall work for interior surface of exterior walls and concrete column enclosures is by Tenant. The finished interior core will include all common area corridors, 1st floor elevator lobby, stairwell enclosures, men's and women's restroom facilities, drinking fountains, electrical, telephone, mechanical and janitorial closets. The Tenant side of core walls will be taped and floated drywall. The interior materials and finishes for the common areas for the Base Building Improvements will be as follows:

1ST FLOOR LOBBY

FLOORS:           Stone
WALLS:            Custom panelized wood panels
CEILINGS:         Gypsum Board
LIGHTING:         Recessed down lights and indirect lighting

BASE BOARD:       Wood or stone base throughout

DIRECTORY:        A building directory is provided by landlord in the entry
                  lobby. Tenant shall be allowed space on the directory for individual letters, at Tenant's sole cost and expense.

COMMON AREA CORRIDORS (1ST - 4TH FLOORS)

FLOORS:           Carpet
WALLS:            Vinyl wall covering
CEILINGS:         Building standard 2x2 suspended acoustical ceiling in
                  corridors
BASE BOARD:       4" resilient cove base

PASSENGER ELEVATOR CABS

CUSTOM: Wood panels and recessed down lighting in each elevator cab with carpet floors.

RESTROOMS

FLOORS:           Ceramic tile
WALLS:            Ceramic tile Wainscot behind toilets.  Vinyl wall covering elsewhere
CEILINGS:         Gypsum board accents with acoustical ceiling
LIGHTING:         Down lights and indirect fluorescent alcove lighting
PARTITIONS:       Ceiling mounted plastic laminate partitions
VANITY TOP:       Stone with porcelain bowls; full length mirror above
ACCESSORIES:      Stainless steel

DOORS

                  3'-0" wide x full height stain grade solid core wood doors (clear select birch, rotary cut) in hollow metal frames with ADA approved hardware.

9. The Building will have three (3) automatic 3,000 lb. (175 ft/min) hydraulic passenger elevators and one (1) automatic 4,000 lb. hydraulic service elevator. Doors, frames, and inside trim are stainless steel.

10. The Building Plumbing will include wet stacks and waste system located near each end of the building to facilitate Tenant requirements. The typical core restroom on each floor will consist of six water closets and four lavatories for the women's restroom and two water closets, three urinals, and three lavatories for the men's restroom. The fixtures will be porcelain with wall-hung urinals and water closets.

11. The Heating, Ventilation and Air Conditioning Systems shall consist of four variable volume DX type roof top units, 88.5 ton minimum, (one serving each floor, average 295 RSF/ton) with scroll compressors. The Base Building Improvements will include medium pressure supply ductwork, low pressure return ductwork routed to each floor, and any V.A.V. or fan terminals required for the core area. No heat is planned for the Tenant Improvement area under the Base Building Improvements package. Tenant is responsible for all mechanical doct loops, branch lines and V.A.V. or fan terminals in Tenant's Premises. The overall HVAC system will be controlled by Andover DDC, a computerized, energy management system, utilizing space sensors with tenant adjustable set points of +/-5(0)F indoor design temperature of 70(0)F, year round.

12. A life safety system will be installed, in accordance with applicable national, state and local codes, throughout the Building, including all common areas and stairwells. It will consist of sprinklers, smoke detectors, internal fire alarms and annunciator system, common area emergency lighting, common area self illuminating exit signs, fire department hose connections, and fire extinguishers as required by applicable codes. The sprinkler system will have an approved water flow alarm connection and tamper resistant detection device connected to a U.L. Listed 24 hour Central Monitoring Station, and it will include all distribution of mains, laterals, uprights and upright heads. Tenant will be responsible for all costs to drop sprinkler heads as required under Tenant Improvements. While Landlord will provide common area fire extinguishers, at Landlord's sole cost and expense, Tenant shall provide annual inspections, repair and or replacement of all fire extinguishers located within Tenant's Premises, as required by all applicable state, federal and local laws, rules, and regulations. Tenant, at its sole cost and expense, will be required to connect to Landlord's life safety system.

13. The building electrical service will be 2500 amps. Electrical distribution will be provided to the main panel boxes in the electrical closet on each floor. Each floor will have a two-section, 400 amp, 277/480 volt distribution panel for all mechanical units, tenant and shell lighting circuits and a 75 KVA transformer for tenant low voltage requirements. The low voltage panels shall be 225 amp, 120/208 volt, two section for each floor. A 100 KW/125 KVA emergency generator will be provided to serve life safety lighting. Approximately 80 KW will be available for some critical tenant loads, distributed in proportion to the total rentable area, which Tenant occupies in the building. Any Tenant loads required beyond this allowance will be at Tenant's sole cost and expense.

14. Telephone terminal boards and vertical raceways will be provided in electrical closet on each floor. Tenant telephone hardware design and installation shall be by Tenant, at Tenant's sole cost and expense.

15. An electronically controlled card access control system will be provided. This system will control all entry areas to Tenant's Premises from Building exterior doors, stairwells, and elevators only. This system will control Tenant's Premises 24 hours a day and Building entrances after the normal hours of operation of the Building.

16. The Base Building Improvements work will be similar to the attached site plan, S-1, floor plans, P-1, P-2, P-3, and P-4, and Building elevation plans, E-1 and E-2 designed by Hayden Architects. 1.

                                  EXHIBIT "E"

                       TENANT IMPROVEMENT WORK AGREEMENT


                  This TENANT IMPROVEMENT WORK AGREEMENT ("Agreement") is made and entered into this _____ day of April 1999, by and between PRIVATE BUSINESS, INC., a Tennessee corporation ("Tenant"), and TRIPLE T BRENTWOOD LLC, a Delaware limited liability company ("Landlord")

                  A. Landlord and Tenant have entered into a lease dated as of April ___, 1999 (hereinafter the "Lease") for the entire rentable area of the third and fourth floors (the "Premises") in a building to be constructed by Landlord located in Overlook Park, Brentwood, Tennessee, and

                  B. Certain tenant improvement work is to be completed within the Premises; and

                  C. All capitalized terms not otherwise defined herein have the same meaning as ascribed thereto in the Lease.

                  NOW, THEREFORE, for and in consideration of the agreement to lease the Premises; pay rent and mutual covenants contained herein, the parties agree as follows:

                  1. Tenant Improvements. Tenant improvements (the "Tenant Improvements") means the materials, their respective quantities and the labor to install same in the Premises in accordance with Architectural Construction Documents and Additional Construction Documents (as defined in
Section 5 and Section 6 hereof) together with the associated architectural, design, engineering, miscellaneous consulting services and reimbursables, moving labor, telecommunications charges, material and labor necessary for Tenant's relocation to the Premises.

                  2. Tenant's Architect. Tenant has designated the firm identified on Schedule 1 hereto as its architect (such architect or such other architect as may be selected by Tenant in substitution for such firm subject to Landlord's reasonable approval is referred to as "Tenant's Architect").

                  3. Landlord's Architect. Landlord has designated the firm identified on Schedule 2 hereto as its architect (such architect, or such other architect as may be selected by Landlord is substitution for such firm, is hereinafter referred to as "Landlord's Architect").

                  4.       Space Utilization Plans.

                           4.1.     As promptly as possible, Tenant will
furnish Landlord with initial space utilization plans and outline specifications in sufficient detail for Landlord's review and approval. The space utilization plans shall include, but shall not be limited to the following: partition layout; door locations; electrical outlet locations and anticipated usage; telephone outlet locations; light switching requirements; and special lighting requirements. Tenant should also identify any area of the Premises where: (1) the occupancy loads are expected to exceed building standard (as defined in Exhibit D to the Lease); (2) special heating, ventilation and air-conditioning equipment is required; (3) computer rooms and related special areas are located; (4) floor loads or storage requirements might exceed structural capacities; and (5) modifications might be required to the structural, mechanical, fire protection, electrical or life safety systems. Within ten (10) business days, Landlord shall indicate its acceptance or rejection of such initial space utilization plans and outline specifications. In the event Landlord rejects the same, Landlord shall advise Tenant and Tenant's Architect of the reasons for such rejection and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable alternatives to such plans and specifications.

                           4.2.     If, pursuant to Section 4.1. above,
Landlord rejects Tenant's initial space utilization plans, Tenant shall submit revised space utilization plans to Landlord within ten (10) business days following receipt by Tenant of written advice of such rejection and the reasons therefor.

                           4.3.     If Tenant is required to submit revised
space utilization plans pursuant to Section 4.2. above, Landlord shall indicate its acceptance or rejection of the revisions within ten (10) business days following receipt by Landlord of such revised space utilization plans. In the event Landlord rejects such revisions, Landlord shall advise Tenant and Tenant's Architect in writing of the reasons for such rejection and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable alternatives to such plans and specifications.

                           4.4.     Landlord shall not unreasonably withhold
its acceptance and approval of the space utilization plans or outline specifications, or of any of the Architectural Construction Documents or Additional Construction Documents to be prepared pursuant to Section 5 and
Section 6 hereof or Revised Plans pursuant to Section 10.4. hereof; unless the improvements called for thereby, in Landlord's reasonable judgment, would materially adversely affect or require material modification of the exterior, structural, electrical, fire protection, heating, ventilating, air conditioning or mechanical elements of the efficient operation of the Building, would intrude into the common elements of the Building, would be visible from the exterior of the Building or would require unreasonable entry into another tenant's premises (a "Design Defect").

                  5.       Architectural Construction Documents.

                           5.1.     Using the space utilization plans prepared
by Tenant's Architect and approved by Landlord, Tenant shall cause Tenant's Architect to prepare and deliver Architectural Construction Documents ("Architectural Construction Documents") to Landlord and Tenant.

                           5.2.     Within ten (10) business days following
receipt by Landlord of the Architectural Construction Documents referred to in Paragraph 5.1. above, Landlord shall indicate its acceptance or reasonable rejection of such Architectural Construction Documents. In the event Landlord rejects such Architectural Construction Documents, Landlord shall advise Tenant and Tenant's Architect in writing of the reasons for such rejection and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable Architectural Construction Documents.

                           5.3.     If, pursuant to Section 5.2. above,
Landlord rejects Tenant's Architectural Construction Documents, Tenant shall submit revised Architectural Construction Documents to Landlord within ten (10) business days following receipt by Tenant of written advice of such rejection and the reasons therefor and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable Architectural Construction Documents.

                           5.4.     If Tenant is required to submit revised
Architectural Construction Documents pursuant to Section 5.3. above, Landlord shall indicate its acceptance or reasonable rejection of the revisions within ten (10) business days following receipt by Landlord of such revised Architectural Construction Documents. In the event Landlord rejects such revisions, Landlord shall advise Tenant and Tenant's Architect in writing of the reasons for such rejection and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable Architectural Construction Documents.

                  6. Additional Construction Documents. Concurrently with the Architectural Construction Documents, Tenant's Architect shall prepare and deliver to Landlord and Tenant the Additional Construction Documents ("Additional Construction Documents") including fire protection, heating, ventilating, air conditioning, electrical and mechanical drawings and specifications. Landlord shall cause Landlord's Architect and Tenant shall cause Tenant's Architect to cooperate in the coordination of the preparation of such Additional Construction Documents with the Building documents and specifications, and with the preparation of such Architectural Construction Documents pursuant to Section 5 hereof. Within ten (10) business days of receipt of such Additional Construction Documents, Landlord shall indicate its acceptance or reasonable rejection in writing. In the event Landlord rejects such Additional Construction Documents, Landlord shall advise Tenant and Tenant's Architect of the reasons for such rejection and shall work with Tenant and Tenant's Architect to arrive at mutually acceptable versions of such Additional Construction Documents. Tenant's Architect shall then, at the sole cost of Tenant unless such revisions are made necessary by reason of an error on the part of the

Landlord's Architect, revise such Additional Construction Documents. Revisions shall be subject to Landlord's approval or reasonable rejection, which shall be given in writing within ten (10) business days of receipt of such revised Additional Construction Documents. The final Additional Construction Documents must be approved by Landlord, not to be unreasonably withheld or delayed. Architectural Construction Documents and Additional Construction Documents are collectively referred to as "Construction Documents". Landlord and Tenant agree, to the extent reasonably possible, to coordinate the review and approval process as to each aspect of the Construction Documents so as to facilitate the bidding process described in Section 9.2(c).

                  7.       INTENTIONALLY OMITTED

                  8. Construction of Tenant's Improvements. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in construction and equipping of the Tenant Improvements shall be carried out by the Landlord's Contractor (as defined below) under a construction contract or contracts on AIA Form A101 (1997 Edition), amended as necessary, or on other appropriate standard AIA forms, directly with the Landlord and under the sole direction of the Landlord. Landlord agrees that all services and work performed in the Premises, on behalf of, or for the account of Tenant by Landlord, including general construction of the Tenant Improvements by the Landlord's Contractor, shall be done in a first-class workman-like manner using only good grades of material.

                  9.       Pricing and Bidding Procedures.

                           9.1.     Selection of Landlord's Contractor.
Landlord acknowledges that Tenant has a legitimate interest in identifying, selecting, and using a contractor, subcontractors and suppliers reasonably acceptable to Tenant to perform the construction of the Tenant Improvements. Landlord shall therefore consult with Tenant in determining which contractors, subcontractors and suppliers shall be afforded the opportunity to bid on Tenant Improvements.

                           9.2.     General Contractor and Standards for
Competitive Bidding. Landlord shall employ a licensed General Contractor (the "Landlord's Contractor"), subcontractors for all trades, and all suppliers engaged to complete the Tenant Improvements. Landlord shall competitively bid the construction contract with Landlord's Contractor and shall require that Landlord's Contractor competitively bid all trades in accordance with the following conditions:

                                    a)       All competitive bidding shall be
based on obtaining a minimum of three (3) competitive bids for each particular aspects of the work.

                                    b)       Notwithstanding the foregoing,
fewer than three (3) competitive bids may be accepted by Landlord or Landlord's Contractor, as applicable, if such items have a completed value of less than Twenty Thousand and No/100 Dollars ($20,000.00) or if all three (3) bids cannot be obtained within five (5) days (or such other time period as may be specified herein) of the date of request for such bids.

                                    c)       Tenant shall cooperate with
Landlord and Landlord's Contractor to promote the efficient and expeditious completion of all such work. Tenant shall cause Tenant's Architect to submit final plans, drawings, information, and instructions with respect to discreet portions or components of the Tenant Improvements as promptly as possible upon completion of each phase of the Architectural Construction Documents. Landlord shall immediately submit such information to Landlord's Contractor, who shall, within twelve (12) business days, procure written, firm competitive bids as required above for the costs of such work. Within five (5) business days after receipt of such bids, Landlord will then submit to Tenant such bids of the cost of each phase of Tenant's Improvements from the Landlord's Contractor. Tenant shall accept or reject such bids within five (5) days by delivering to Landlord its expenditure authorization for such work. In the event that Tenant rejects or fails to respond to such bids within such five (5) day period, Tenant shall have until the tenth (10th) day following such five (5) day period in which to cause Tenant's Architect to resubmit plans, drawings, information and instructions, if necessary, and to accept new bids from Landlord's Contractor.

                                    d)       Tenant shall have the right to
review and approve, which
shall not be unreasonably withheld or delayed, the final AIA form construction contract for the Tenant Improvements prior to the execution by Landlord and Landlord's Contractor.

                  10.      Construction.

                           10.1.    Construction by Tenant. Landlord, through
Landlord's Contractor and its or their subcontractors, shall secure all required permits, and shall, with due diligence, cause the Tenant Improvements to be constructed within the Premises and prepared for Tenant's occupancy, as required by the Lease, this Agreement and the Construction Documents submitted to and approved by Landlord and by Landlord's Architect. Landlord shall furnish, install and perform or cause to be furnished, installed and performed all Tenant Improvements in the Premises in compliance with all applicable laws, ordinances, city codes and standard minimum insurance requirements as set forth in said Construction Documents, all as revised in accordance with the provisions hereof with said Tenant Improvements to be in the quantity and of the quality specified. Upon Substantial Completion (as defined in the Lease) of the Tenant Improvements, Landlord and Tenant shall inspect the Premises and prepare a Punch List (as defined in the Lease) of any defects or uncompleted items necessary to correct. The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done.

                           10.2.    Rules and Regulations. Landlord's
Contractor and all subcontractors shall comply with the Rules and Regulations established by Landlord with respect to the construction of Tenant Improvements. Such Rules and Regulations are attached to Tenant's Lease as Exhibit "G" and may be modified from time to time by Landlord, in its reasonable discretion, provided that Tenant's rights and obligations are not adversely affected.

                           10.3.    Non-Compliance. In the event of any
material non-compliance by Landlord and Landlord's Contractor or their subcontractors with any of the material provisions of this Agreement or any other similar agreement relative to construction or occupation of the Premises, Tenant, in addition to and not in lieu of any other right or remedy, may and shall have the right, in its reasonable discretion and after the expiration of applicable written notice and cure periods, to declare and treat such non-compliance as a default under the Lease and exercise any right available under the Lease, including any right of termination provided in the Lease. In such event, Tenant may, but shall not be obligated to, perform Landlord's construction obligations hereunder, at Landlord's expense. Notwithstanding the foregoing, if Landlord's Contractor defaults or neglects to carry out the construction of the Tenant Improvements in accordance with the Construction Documents, in all material respects, and fails, within thirty (30) days after receipt of written notice from Tenant, to commence and continue correction of such default or neglect with diligence and promptness, Tenant reserves the right after thirty (30) days to make good such deficiencies and charge such costs to the Landlord; provided, however, if such default or neglect cannot reasonably be cured within such 30 day period, Landlord's Contractor shall not be deemed to be in default under the Construction Documents (and Tenant shall not have the right to make good such deficiencies and charge such costs to Landlord) if Landlord's Contractor (or Landlord or its designate) have commenced such cure within such 30 day period.

                           10.4.    Extra Work. In the event Tenant desires to
make revisions to the Tenant Improvements after completion of the Construction Documents, Tenant or Tenant's Architect must request the revisions in writing. Minor revisions ($1,000.00 or less) may be made to maintain schedule with documentation to follow. Tenant shall cause to be prepared and delivered to Landlord, for Landlord's review and approval, which shall not be unreasonably withheld or delayed, Revised Plans for the Extra Work. After reviewing the Revised Plans, Landlord shall notify Tenant of Landlord's approval or reasonable disapproval thereof and, in the event of its disapproval, Landlord shall specify the reasons for such disapproval and cooperate with Tenant in reaching mutually acceptable Revised Plans. Tenant may cause the Revised Plans to be modified and resubmitted to Landlord for Landlord's further review and approval within five (5) business days after Landlord notifies Tenant of its disapproval.

                  11.      Payment for Work.

                           11.1.    Landlord's Dollar Contribution. Apart from
any other sums herein specified to be paid or credited by Landlord, Landlord shall make a contribution of $21.00 per rentable square foot of the Premises toward the cost of Tenant Improvements. The parties acknowledge and agree that the Landlord, as a part of the costs of Tenant Improvements, shall be allowed, for itself or for any third party it may engage, a construction management fee or similar charge of one and one-half percent (1.5%) of the cost of the Tenant Improvements up to a maximum of Fifteen Thousand and No/100 Dollars ($15,000.00).

                           11.2.    Costs Above Landlord's Contribution. Tenant
shall pay any costs of construction of the Tenant Improvements which exceed Landlord's Contribution. Upon Landlord's payment of the Landlord Contribution, Tenant shall, on a periodic basis and not more than seven (7) business days after Landlord's written request (together with copies of the documentation delivered to Landlord by Landlord's Contractor), pay to Landlord (and Landlord shall pay to Landlord's Contractor) such amounts as necessary to pay the applicable costs of construction of the Tenant Improvements in excess of Landlord's Contribution.

                           11.3.    Applications for Payment and Approval
Thereof. It is expected that payments to Landlord's Contractor and to the subcontractors, suppliers and consultants will be made by Landlord on a monthly basis as the work progresses, upon suitable application, invoice, or required documentation and based on the value of work satisfactorily completed and materials in place or suitably stored and segregated. Landlord shall permit Tenant and Tenant's representative to be present at and participate in all meetings (normally once monthly) at which such applications for payment are submitted for review, discussion and approval, and to lodge all such objections, if any, but failure to lodge such objections at such time shall not prejudice Tenant or Landlord's right under any other provision of this Agreement.

                           11.4.    Landlord's Payments. Periodically, but not
more than thirty (30) days after Landlord's Contractor has submitted to Landlord, applications or invoices for Tenant Improvements performed to date and appropriate partial lien waivers from Landlord's Contractor which includes subcontractors' invoices for Tenant Improvements performed to date and appropriate partial lien waivers from the subcontractors, Landlord shall pay out of Landlord's Contribution, the cost of the Tenant Improvements performed to date as shown on the invoice which has been approved by Landlord, less retainage of ten percent (10%), less amounts previously paid out of Landlord's Contribution. No later than forty-five (45) days after Landlord has received the final invoice and including appropriate final lien waivers from Landlord's Contractor (including final subcontractors' invoices and appropriate final lien waivers from the subcontractors), Landlord shall pay out of Landlord's Contribution the cost of the Tenant Improvements shown on the final invoice, less amounts previously paid out of Landlord's Contribution.

                           11.5.    Liens. Except as otherwise provided herein
and subject to Landlord's right to contest any liens in good faith, Landlord shall not permit any mechanics' lien, material lien, or any other lien to be filed against the Premises, the Building or Tenant by reason of any Tenant Improvements or by reason of any other work performed by Landlord, its Contractor, subcontractors or suppliers. Landlord shall indemnify and hold Tenant wholly harmless from and against all loss, cost, expense liability, and damage resulting from any failure of Landlord to pay for the Tenant Improvements, which failure is not caused by Tenant's failure to pay the costs of Tenant Improvements in excess of Landlord's Contribution.

                  12. Certain Other Documents. Landlord shall provide Tenant with a construction schedule (and all amendments thereto) for the Tenant Improvements.

                  13. Access By Tenant Prior to Commencement of Lease. Upon prior notice, Landlord shall permit Tenant and Tenant's agents to enter the Premises after commencement of the Tenant Improvements in order that Tenant or its agents may monitor construction of the Tenant Improvements, such permission shall constitute a license only and not a lease and such license shall be conditioned upon:

                           a)       Tenant furnishing Landlord with evidence of
such insurance as Landlord may reasonably require against liabilities which may arise out of such entry,

                           b)       Tenant not interfering with Landlord,
Landlord's Contractor, and any subcontractors, mechanics and suppliers,

                           c)       Tenant's assuming responsibility for any
damages it causes, and

                           d)       Landlord shall have the right to withdraw
such license for any reasonable cause. Tenant assumes full responsibility for any of its employees, agents or contractors admitted to the Premises pursuant to this paragraph, and does hereby indemnify Landlord because of their presence, or by or through said employees, agents or contracts.

                  14.      Miscellaneous.

                           14.1.    Headings. The headings are for convenience
only.

                           14.2.    Governing Law. This Agreement shall be
governed by the laws of the State of Tennessee without regard to conflicts of laws principles.

                           14.3.    Time is of the Essence. Landlord and Tenant
agree time is of the essence in this Agreement

                           14.4.    Entire Agreement. This Agreement, the Lease
and its exhibits hereto attached set forth the entire agreement of Tenant and Landlord regarding Tenant Improvements.

                           14.5.    Amendment. This Agreement may only be
amended in writing, duly executed by both Landlord and Tenant.

                           14.6.    Dates. Any date specified herein which may
fall on a Saturday, Sunday, or federal or state holiday shall be deemed to be extended to the next day which is not a Saturday, Sunday, or federal or state holiday.

                  15.      Designated Representatives:  Cooperation

                           15.1.    Landlord and Tenant shall each appoint one
(1) qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant Improvements and approvals required under this Agreement. Initially, Landlord's representative shall be as shown on Schedule 1, and Tenant's representative shall be as shown on Schedule 2.

                           15.2.    Tenant and Landlord agree to make their
respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant Improvements.



"LANDLORD"                                      "TENANT"



TRIPLE T BRENTWOOD, LLC, a                      PRIVATE BUSINESS, INC., a
Delaware limited liability company              Tennessee corporation

By:     Travelers Property and Casualty         By:
        Company, a Connecticut                     ----------------------------
        corporation
                                                Its:
        By:                                         ---------------------------
           ---------------------------

        Its:
            --------------------------

                                   SCHEDULE 1
                                  TO EXHIBIT E


                 Landlord's Architect and pertinent information

                                  Hayden Architects, Inc.
                                  1808 West End Ave., Suite 928
                                  Nashville, TN  37203

                                  Greg Hayden
                                  Telephone:  (615) 380-3123


                      Landlord's Designated Representative
                           and pertinent information

                                   SCHEDULE 2
                                  TO EXHIBIT E


                               Tenant's Architect
                           and pertinent information


                      Tenant's Designated Representative
                           and pertinent information

                                  EXHIBIT "F"

                          FORM OF TENANT'S CERTIFICATE



__________________________
__________________________
__________________________

Attention:
           _______________

                  Re: Tenant's Certificate
                      --------------------
Gentlemen:

                  The undersigned, as Tenant under that certain Lease ("Lease") dated ______________________, entered into with Triple T Brentwood, LLC, as Landlord ("Landlord"), relating to certain premises designated as Suite #_________ (the "Premises"), located at Overlook Park, Brentwood, Tennessee, 37027 hereby certifies that, as of the date hereof and subject to only those exceptions, if any, noted below:

                  I. A true, correct and complete copy of the Lease is attached as Exhibit "A" hereto. Except as identified below, in Item 3, there have been no amendments, modifications, extensions, assignments or subleases of or relating to the Lease. To Tenant's knowledge, the Lease is in full force and effect. The term of the Lease commenced on __________, 19__, and will expire on __________, ____.

                           1.       Possession of the Premises has been
delivered by Landlord to the undersigned, and the undersigned has accepted and does occupy the Premises providing Tenant makes no representations as to the presence or absence of latent or other defects.

                           2.       No more than one (1) month's rent has been
paid in advance; a security deposit in the amount set forth in the Lease has been paid; no other amounts have been paid in advance to Landlord or deposited therewith by the undersigned.

                           3.       To Tenant's knowledge, no defense or offset
to the enforcement of the Lease by Landlord exists. To Tenant's knowledge, Landlord is not in default under the Lease and, to Tenant's knowledge, has not committed any breach thereunder, nor has any event occurred known to Tenant which, with the passage of time or the giving of notice, or both, would constitute a default or breach thereunder by Landlord. Furthermore, to Tenant's knowledge, Landlord has fully performed all of its obligations under any and all agreements relating to the Lease or the Premises (including, but not limited to, its obligations under any improvement agreement and any inducement obligations).

                           4.       The undersigned does not have any right to
any concession (rental or otherwise) or similar compensation in connection with the Premises other than as provided in the Lease except as follows:
____________________________________________________.

                           5.       Except as set forth in the Lease and
Addendum thereto, the undersigned does not have any (a) right to renew or extend the term of the Lease, (b) option or preferential right to purchase all or any part of the Premises or the building of which the Premises are a part, or (c) right, title or interest with the respect to the Premises other than as Tenant under the Lease.

                  The undersigned acknowledges that you are relying hereon and warrants, represents and declares, for your benefit and that of your successors and assigns that each of the foregoing certifications is materially true, correct and complete, subject to only the following exceptions, if any:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

______________________________

             Dated:  ________________________.

                                   PRIVATE BUSINESS, INC.


                                   By
                                      --------------------------------
                                    Its
                                        ------------------------------


                                   By
                                      --------------------------------
                                    Its
                                        ------------------------------

                                  EXHIBIT "G"

                             RULES AND REGULATIONS


                           1.       Sidewalks, halls, passageways, exits,
entrances, elevators, escalators and stairways shall not be permanently obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress. The halls, passageways, exits, entrances, elevators, escalators and stairways are not for the use of the general public, and Landlord shall retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants and occupants. Neither Tenant nor any of Tenant's employees shall go upon the roof of the Building, without the prior consent of Landlord or its designate.

                           2.       No curtains, blinds, shades or screens
shall be attached or to hung in, or used in connection with any window of the Premises (other than Landlord's standard window covering) without Landlord's prior consent. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior consent.

                           3.       Except as otherwise provided in that
certain Letter dated as of __________, 1999, between Landlord and Tenant, with respect to Building signage (the "Side Letter"), no signs, pictures, placard, advertisement, notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by Tenant on any part of the exterior of Premises or the interior of the Premises which is visible from the exterior of the Premises, the Building or the Project without the prior consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Except as otherwise provided in the Side Letter, interior signs on doors shall be inscribed, painted or affixed for Tenant by the Landlord, at Tenant's expense, and shall be of a size, color and style acceptable to Landlord. Except as otherwise provided in the Side Letter, nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's building standard sign on the corridor door, applied and installed by Landlord.

                           4.       The Building directory will be provided
exclusively for the display of the name and location of tenants of the Building (including Tenant) and Landlord reserves the right to exclude any other names therefrom.

                           5.       Tenant shall not drill into, or in any way
deface any part of the Premises. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior consent of Landlord.

                           6.       No bicycles, vehicles, birds or animals of
any kind shall be brought into or kept in or about the Premises or the Building, and no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and Tenant's employees shall be permitted; provided, however, that the power required shall not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or to permeate the Premises or the Building.

                           7.       The Premises shall not be used for
manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau or as a retail travel agency. Tenant shall not sell or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises nor shall Tenant advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                           8.       Except with respect to the proposed gym
facility for the benefit of Tenant and its employers. Tenant shall not make or permit to be made, any unseemly noises which disturb other occupants of the Building, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way. Tenant shall not use, keep or permit to be used any foul or noxious gas or substance in, on or about the Premises.

                           9.       Neither Tenant nor any of Tenant's
employees shall, at any time, bring or keep within the Premises or the Building any flammable, combustible or explosive fluid, chemical substance, or material. Electric space heaters shall not be used at any time by Tenant.

                           10.      No new or additional locks or bolts of any
kind shall be placed upon any of the doors by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without Landlord's prior consent. If Landlord consents to such a lock change, Tenant must furnish Landlord with a key. Tenant must, upon the termination of its tenancy, give, return, and restore to Landlord all keys of stores, offices, vaults, and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event at any time of any loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. Nothing herein shall prohibit Tenant from utilizing a security system so long as Landlord receives prior written notice thereof and is provided a means of reasonable access to the Premises.

                           11.      Furniture, freight, pictures, equipment,
safes, bulky matter or supplies of any description shall be moved in or out of the Building only, after Landlord (or its designate) has been furnished with prior notice and given its approval and only during such hours and in such manner as may be prescribed by Landlord from time to time. The scheduling and manner of Tenant's move-ins and move-outs shall be subject to the discretion and approval of Landlord, and said move-ins and move-outs shall only take place after 6:00 P.M. on weekdays, on weekends, or such other times as Landlord may designate. In the event Tenant's movers damage the elevator or any other part of the Building, Tenant shall immediately pay to Landlord the amount required to repair said damage. The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under supervision of Landlord (or its designate) and the person employed by Tenant for such work must be reasonably acceptable to Landlord, but such persons shall not be deemed to be agents or servants of Landlord (or its designate) and Tenant shall be responsible for all acts of such persons. Landlord reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules or Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, which must be placed upon supports approved by Landlord to distribute the weight.

                           12.      No furniture shall be placed in front of
the Building or in any lobby or corridor, without Landlord's prior written consent. Landlord shall have the right to remove all non-permitted furniture, without notice to Tenant, and at the expense of Tenant.

                           13.      Tenant shall not purchase water, ice,
towel, janitorial or maintenance or other like services from any person or persons not approved in writing by Landlord. Tenant shall not obtain or purchase food or beverages in the Premises, the Building or the Project from any vendor or supplier except at hours and under regulations fixed by Landlord. The foregoing shall not apply to any "day maid" employed by Tenant or any "break room" or cafeteria operated by Tenant or to vending machines located on the Premises provided that such "break room" or cafeteria shall not contain any gas or electric cooking ovens or stoves except for microwave ovens.

                           14.      Except as agreed else where in the Lease
(or side letter) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or the Project or the desirability thereof as an office building project and, upon written notice from Landlord, Tenant shall immediately refrain from or discontinue such advertising.

                           15.      Landlord reserves the right to exclude from
the Building between the hours of 7:00 P.M. and 7:00 A.M., Monday through Friday, and at all hours on Saturday, Sunday, state and federal holidays, all persons who are not authorized by Tenant. Such authorization shall be in accordance with procedures established by Landlord, in its sole and absolute discretion. Tenant shall be responsible for all persons for whom it causes to be present in the Building and shall be liable to Landlord for all acts of such persons. In the case of invasion, riot, public excitement, act of God, or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access of all persons (including Tenant) to the Building during the continuance of the same by such actions as Landlord may deem appropriate, including the closing and locking of doors.

                           16.      Any persons employed by Tenant to do so any
work in or about the Premises shall, while in the Building and outside of the Premises, be subject to and under the control and discretion of Landlord's designate (i.e., the superintendent or manager of the Building) but shall not be deemed to be an agent or servant of said superintendent or the Landlord, and Tenant shall be responsible for all acts of such persons.

                           17.      All doors opening onto public corridors
shall be kept closed, except when in use for ingress and egress. All doors leading to equipment and utility rooms shall be kept closed.

                           18.      Canvassing, soliciting and peddling in the
Building are prohibited and each Tenant shall cooperate to prevent the same.

                           19.      All office equipment of any electrical
nature shall be placed by Tenant in the Premises in settings and locations approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

                           20.      No air conditioning unit or other similar
apparatus shall be installed or used by Tenant without Landlord's prior consent.

                           21.      Tenant shall faithfully observe and comply
with the terms of any and all covenants, conditions and restrictions applicable to it recorded against the Project.

                           22.      Restrooms and other water fixtures shall
not be used for any purpose other than that which the same are intended, and any damage resulting to the same from misuse on the part of Tenant or Tenant's employees shall be paid for by Tenant. Tenant shall be responsible for causing all water faucets, water apparatus and utilities to be shut off before Tenant or Tenant's employees leave the Premises each day and Tenant shall be liable for any waste or damage sustained by other tenants or occupants of the Building or Landlord as a result of Tenant's failure to perform said duty.

                           23.      In the event that Building or the Premises
is or later becomes equipped with an electronic access control device, Tenant shall pay to Landlord the actual cost of each identification key or card issued to Tenant as a deposit against the return of the identification key or card to Landlord.

                                  EXHIBIT "H"

                        JANITORIAL SERVICE AND SUPPLIES



ENTRANCE LOBBY - MARBLE FLOOR                                                                                    FREQUENCY OF
-----------------------------                                                                                    ------------
                                                                                                                 SERVICE
                                                                                                                 -------

Dust all horizontal surfaces                                                                                     5 x per week
Clean and polish all bright metal work                                                                           5 x per week
Clean both sides of all glass doors and side glass                                                               5 x per week
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Empty and damp wipe ashtrays (clean cigarette urns, smooth sand, and replace                                     5 x per week
as necessary)
Spot clean all walls, light fixtures, and doors                                                                  5 x per week
Spot clean revolving door glass (side glass and push bars)                                                       5 x per week
Dust high and low areas (pictures, clocks, partition tops, etc.)                                                 1 x per week
Dust mop hard surface floor with high speed buffer                                                               3 x per week
Damp mop entire area                                                                                             5 x per week
Clean lobby directory signs - removing all soil                                                                  5 x per week
Dust mop all hard surface floor with treated or electrostatic dust mop or buff                                   5 x per week
COMMON AREAS/HALLWAYS
---------------------
Fully vacuum all carpets from wall to wall                                                                       1 x per week
Vacuum all carpeted traffic lane areas                                                                           5 x per week
Spot clean all walls, light switches, and doors                                                                  5 x per week
Using approved spotter, spot clean carpeted areas                                                                1 x per week
Dust all low reach areas                                                                                         1 x per week
Dust all high reach areas                                                                                        1 x per week
EXECUTIVE OFFICES
-----------------
Fully vacuum all carpets from wall to wall                                                                       5 x per week
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Clean all glass partition                                                                                        1 x per week
Spot clean all glass partition                                                                                   5 x per week
Polish all wood furniture surfaces with approved polish                                                          1 x per week
Dust all furniture surfaces with approved polish                                                                 1 x per week
Dust wipe all telephones (including the ear and mouth piece)                                                     1 x per week
Dust all high and low areas (pictures, clocks, partition tops, etc.)                                             5 x per week
Dust all horizontal surfaces                                                                                     5 x per week
Spot clean all walls, light switches and doors                                                                   1 x per week
Using approved spotter, clean carpeted areas                                                                     1 x per week
OFFICE/CUBICLES
---------------
Fully vacuum all carpets from wall to wall                                                                       1 x per week
Vacuum all carpeted traffic lane areas                                                                           5 x per week
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Clean all glass partitions                                                                                       1 x per week
Spot clean all glass partition                                                                                   5 x per week
Polish all wood furniture surfaces with approved polish                                                          1 x per week
Dust all furniture, fixtures, equipment and accessories                                                          1 x per week
Dust wipe all telephones (including the ear and mouth piece)                                                     1 x per week
Dust high and low areas (pictures, clocks, partition tops, etc.)                                                 1 x per week
Dust all horizontal surfaces                                                                                     5 x per week
Spot clean all walls, light switches and doors                                                                   1 x per week
Using approved spotter, spot clean carpeted areas                                                                1 x per week
RESTROOMS - TILE
----------------
Hand dust, clean and wash all restroom partitions and walls                                                      1 x per week
Refill dispensers, empty trash, clean mirrors and wipe counters                                                  5 x per week
Clean and sanitize all restroom fixtures                                                                         5 x per week
Wipe chrome and spot wipe partitions                                                                             5 x per week
Sweep and damp mop floors using a germicidal cleaner                                                             5 x per week
Dust and clean all return air vents                                                                              1 x per month

Clean both sides of all doors                                                                                    1 x per week
Empty and clean sanitary disposal receptacle/replace plastic bag in receptacle                                   5 x per week
Machine scrub floors                                                                                             2 x per month
Strip and wax floors                                                                                             2 x per year
OFFICES - HARD SURFACES
-----------------------
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Clean all glass partition                                                                                        1 x per week
Spot clean all glass partition                                                                                   5 x per week
Polish all wood furniture surfaces with approved polish                                                          1 x per week
Dust all furniture, fixtures, equipment and accessories                                                          1 x per week
Dust wipe all telephones (including ear and mouth piece)                                                         1 x per week
Dust high and low areas (pictures, clocks, partition tops, etc.)                                                 1 x per week
Dust all horizontal surfaces                                                                                     5 x per week
Spot clean all walls, light switches and doors                                                                   1 x per week
Dust mop all hard surface floors with treated or electrostatic dust mop                                          5 x per week
Damp mop entire area                                                                                             1 x per week
Mop all stains and spills, especially coffee and drink spills                                                    5 x per week
Using a standard floor machine spray buff all hard surface areas                                                 1 x per week
BREAKROOMS
----------
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Damp wipe all cafeteria and lunch room tables                                                                    5 x per week
Spot clean all walls, light switches and doors                                                                   1 x per week
Dust high and low areas (pictures, clocks, partition tops, etc.)                                                 1 x per week
Using a damp cloth, dust all horizontal surfaces                                                                 5 x per week
Dust mop all hard surface floors with treated or electrostatic dust mop                                          5 x per week
Damp mop entire area                                                                                             5 x per week
Using a high speed floor machine, spray buff all hard surface areas                                              1 x per week
FILE/STORAGE ROOMS
------------------
Empty all trash receptacles and replace liners as necessary                                                      5 x per week
Dust high and low areas (pictures, clocks, partition tops, etc.)                                                 1 x per week
Dust all horizontal surfaces                                                                                     5 x per week
Spot clean all walls, light fixtures and doors                                                                   1 x per week
Dust mop all hard surface floors with treated or electrostatic dust mop                                          5 x per week
Damp mop entire area                                                                                             1 x per week
Mop all stains and spills, especially coffee and drink spills                                                    5 x per week
Using a high speed floor machine, spray buff all hard surface areas                                              1 x per week
CONCRETE EXIT HALLS - CONCRETE
------------------------------
Spot clean all walls, light switches and doors                                                                   1 x per week
Dust mop all hard surface floors with treated or electrostatic dust mop                                          1 x per week
Damp mop entire area                                                                                             1 x per week
STAIRS/ELEVATORS
----------------
Spot clean all walls, light switches and doors                                                                   1 x per week
Polish threshold plates in front of each elevator entry                                                          1 x per week
Dust rails and ledges                                                                                            1 x per week
Spot clean walls                                                                                                 1 x per week
Dust mop                                                                                                         1 x per week
Clean and polish elevator bright work                                                                            1 x per week
Wet mop stairs, dust railings, ledges and spot clean                                                             1 x per week
Using approved spotter, spot clean carpeted area                                                                 1 x per week
Completely clean and vacuum carpeted area                                                                        5 x per week
PERIODIC WORK
-------------
Clean all ceiling vents                                                                                          1 x per month
Dust all venetian blinds                                                                                         1 x per month
Clean all baseboards                                                                                             1 x per month
TRASH REMOVAL
-------------
Remove all collected trash to designated area                                                                    5 x per week
DAY PERSONNEL DUTIES
--------------------
Cigarette urns or trash receptacles in common areas are to be checked                                            5 x per week
morning and afternoon
Lavatories are to be checked and kept neat and clean at all times                                                5 x per week

All glass at building entrances and directories are to be cleaned and polished                         5 x per week
morning and afternoon
Wipe metal surface at building entrances and lobby directory with a treated                            5 x per week
dust cloth
DAY PERSONNEL DUTIES CONT.
--------------------------
Lobby directory glass and inside surfaces of lobby glass subject to handprints                         5 x per week
are to be cleaned and polished as required
Pick up trash and sweep sidewalk area and building grounds daily                                       5 x per week
Perform other duties as may be required by the Building Manager consistent                             As Required
with duties of position

Exhibit "A"............................................................Premises

Exhibit "B".............................................Designated Parking Area

Exhibit "C"...................................Form of Lease Commencement Letter

Exhibit "D" .........................................Base Building Improvements

Exhibit "E"......................................................Work Agreement

Exhibit "F"........................................Form of Tenant's Certificate

Exhibit "G"...............................................Rules and Regulations

Exhibit "H"...........................................Janitorial Specifications

                                 TABLE OF CONTENTS                       PAGE(S)
                                 -----------------                       -------

                                                                          PAGE
                                                                          ----

1.         Premises; Common Areas; Parking; Basic Lease Information.........4

2.         Term and Possession..............................................6

3.         Base Rent; Security Deposit......................................7

4.         Additional Rent..................................................8

38.        Extension Option................................................30

39.        Right of Offer - First Floor and Second Floor...................30

40.        Right of First Refusal to Purchase..............................31